As filed with the Securities and Exchange Commission on August 13, 2014	Registration No._

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NATURAL RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7375	46-3570919
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

76 Playfair Road, #03-06 LHK2 Building

367996 Singapore

+65-62875955

Elsa Holzgraf Esculier

36 Dang Tat, District 1

Ho Chi Minh City, Vietnam

+84-8-38482905

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement

of proposed sale to the public:       As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,”“accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee

Common Stock held by Selling Shareholders	25,000,000 shares	$4.00	$100,000,000	$12,880

(1)      There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 25,000,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2014

NATURAL RESOURCES CORPORATION

25,000,000 shares of Common Stock offered by selling shareholders at $4.00 per share

This prospectus relates to the offer and sale of 25,000,000 shares of common stock (the “Shares”) of Natural Resources Corporation (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $4.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 25,000,000. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public

Per Common Stock Share Offered	$4.00 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

Natural Resources Corporation

76 Playfair Road, #03-06 LHK2 Building

367996 Singapore

+65-62875955

Prospectus dated                     , 2014

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

Natural Resources Corporation, a Delaware corporation (the “Company”), is a rapidly growing producer and wholesale distributer of dairy based ingredients and milk powder products to global food and beverage manufacturers. The Company was incorporated in the State of Delaware in July 2013, and was formerly known as Plum Run Acquisition Corporation (“Plum Run” or “Plum Run Acquisition”).

In March 2014, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares from existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Company changed its name from Plum Run Acquisition Corporation to Natural Resources Corporation.

On August 12, 2014, the Company acquired, M-Power Food Industries Private Limited, a company incorporated in Singapore (“M-Power Industries”), in a stock-for-stock transaction (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities.

M-Power Industries was formed in 2001 in Singapore. Since its inception, M-Power Industries has engaged in the manufacture and production of milk based ingredients and other dairy products for the food industry. M-Power Industries is currently an ISO 22000 certified manufacturer of dairy products.

Prior to the Acquisition, Plum Run had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as M-Power Industries. As a result of the Acquisition, M-Power Industries became a [wholly owned subsidiary of the Company]. The Company, as the sole shareholder of M-Power Industries, has taken over the operations and business plans of M-Power Industries.

The Company is located at 76 Playfair Road, #03-06 LHK2 Building, 367996 Singapore. The Company’s main phone number is +65-62875955.

Business

The Company’s headquarters and principal place of business are in Singapore, an international logistic and financial hub in South East Asia. The Company benefits from this excellent strategic location to deliver its products to its strong customer base across Asia, the Middle East and Africa in a timely manner.

The Company’s business is the manufacture and sale of milk based ingredients to global food and beverage manufacturers. The Company also manufactures and sells ready for sale milk powders and other food products. The Company’s products, including whole milk powder (WMP), full fat milk powder (FFMP), and skim milk powder (SMP), are available in both regular and instant versions.

The Company’s main area of expertise is the formulation and production of specialty milk based powders. These formulated milk powders have been developed to meet the specific needs of the food industry. These needs include:

(a) Nutritional needs often associated with economic considerations, such as the need for particular fat and protein contents;

(b) Functional needs, which require specialized technology to service, such as particular textures, firmness, mouth feels, melting times and/or yield output of products.

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The Company’s milk powders benefit both basic food applications (such as condensed milk, where the manufacturing process is reasonably simple) and more sophisticated applications (such as biscuits, confectionary and specialty cheeses where the manufacturing process is more complex, and which tend to be more expensive) not only in terms of direct cost savings but also in terms of improved functionalities such as better yield or better end-products texture, taste and appearance depending on the field of application. Fields of application include manufacturing of chocolate, ice cream, cheese, bakery, confectionery, yoghurt, biscuits, instant beverages, and condensed milk. The Company is constantly working to improve and enhance its range of formulated products.

The Company also supplies whey powder, whey protein concentrate, lactose, casein, butter milk powder, butter, anhydrous milk fat/butter oil, and de-mineralized whey powder.

The Company owns and operates production facilities in Singapore duly approved and licensed by relevant authorities and certified ISO 22000:2005 by the Certification Body of TUV SUD PSB Pte Ltd Singapore.

The Company was awarded ‘Singapore SME 1000’ company (SME1000) three years in a row in 2012, 2013 and 2014 and also received a Fastest Growing 50 (FG50) award in 2013 based on financial performance. The Company is a member of Singapore Business Federation (SBF) and Singapore Manufacturing Federation (SMF).

Risks and Uncertainties facing the Company

The Company has a mixed record of earning revenues, and the Company may experience losses in the near term. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. As an early-stage company, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives. Third, in order to expand, the Company will need to continue implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, the Company must continuously identify, attract, solicit and manage employee talent, which requires the Company to consistently recruit, incent and monitor various employees.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to work with market-makers for its securities that will apply for quotation of its common stock first on the OTC Bulletin Board and then later on Nasdaq Capital Markets. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board or Nasdaq Capital Markets. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board or listing on Nasdaq Capital Markets. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 25,000,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 25,000,000 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $4.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

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Common stock outstanding before the offering	51,700,000	(1)

Common stock for sale by selling shareholders	25,000,000

Common stock outstanding after the offering	51,700,000

Offering Price	$4.00 per share

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

Summary Financial Information

The Company had no substantive business operations or specific business plan until the Acquisition. As the Company had no operations or specific business plan until the Acquisition, the information presented below is with respect to M-Power Industries, which was acquired by the Company in July 2014 as a result of the Acquisition.

The statements of operations data for the fiscal years ended June 30, 2013 and June 30, 2012, respectively, and the balance sheet data as of June 30, 2013 and at June 30, 2012, respectively, are derived from the audited financial statements of M-Power Industries and related notes thereto included herewith. The statement of operations data for the nine months ended March 31, 2014 provided below is derived from the unaudited financial statements of M-Power Industries and related notes thereto included elsewhere in this prospectus.

References to the financial statements for the nine months ended March 31, 2014 and the balance sheet at March 31, 2014, respectively, are made to M-Power Industries. References to the financial statements for the fiscal year ended June 30, 2013 and the fiscal year ended June 30, 2012, respectively, and the balance sheet at June 30, 2013 and June 30, 2012, respectively, are made to M-Power Industries which means the stand-alone financial statements (audited) of M-Power Industries.

	Nine months ended	Fiscal Year ended	Fiscal Year ended
	March 31, 2014	June 30, 2013	June 30, 2012
	(unaudited)
Statement of operations data
Revenue	$17,637,225	$30,949,244	$36,217,668
Gross Profit	$3,313,449	$8,106,933	$2,485,741
Income from operations	$2,372,239	$6,378,881	$1,274,563
Net income	$1,736,082	$5,447,026	$499,953

	At March 31, 2014	At June 30, 2013	At June 30, 2012
	(unaudited)
Balance sheet data
Cash	$273,500	$886,808	$90,299
Other assets	$95,637	$124,735	$103,660
Total assets	$17,787,993	$15,804,226	$13,382,860
Total liabilities	$9,824,051	$9,697,072	$12,067,604
Total stockholders’ equity	$7,963,942	$6,107,194	$1,315,256

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

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There can be no assurance that the Company’s products will continue to meet market acceptance.

There is no assurance that the Company’s products or solutions will continue to meet with market acceptance. Moreover, there is no assurance that these products and solutions will continue to have any competitive advantages. There can be no guarantee that the Company will not lose business to its existing or potential new competitors.

The Company has limited operating history as a public reporting company, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Company is a new public reporting company, it could be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited reported financial results upon which an investor may judge its potential. In addition, the Company may in the future experience various problems common to business, such as under-capitalization, shortages, setbacks and many of the problems, delays and expenses. An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited reported operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships.

The Company expects to incur additional expenses and may ultimately not remain profitable.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company’s officers and five percent shareholders beneficially own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and five percent shareholders of the Company currently beneficially own more than a majority of the Company’s outstanding common stock. As such, they control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company does not have any independent directors.

All of the directors of the Company are executive officers and/or employees of the Company. As such, the Company does not have any independent oversight or administration of its management and operations. The Company’s decision-making may suffer from the lack of an independent set of directors, since only officers and employees of the Company will make all important decisions regarding the Company.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

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Product liability claims or product recalls could adversely affect business reputation and expose the Company to increased scrutiny by federal and state regulators.

Although the Company operates as a food establishment licensed by the Agri-Food & Veterinary Authority of Singapore in accordance with the Sale of Food Regulations (“Food Establishments Regulations”) and received ISO 22000:2005 certification by the Certification Body of TUV SUD PSB Pte Ltd Singapore, there can be no assurance against product liability claims. The sale of food products for human consumption involves the risk of injury to consumers. Such hazards could result from: tampering by unauthorized third parties; product contamination (such as listeria, e. coli. and salmonella) or spoilage; the presence of foreign objects, substances, chemicals, and other agents; residues introduced during the growing, storage, handling or transportation phases; or improperly formulated products.

Some of the products the Company sells are produced for by third parties, or contain inputs manufactured by third parties, and such third parties may not have adequate quality control standards to assure that such products are not adulterated, misbranded, contaminated or otherwise defective. The Company may be subject to claims made by consumers as a result of products manufactured by these third parties.

Consumption of the Company’s products may cause serious health-related illnesses and may subject the Company to claims or lawsuits relating to such matters. Even an inadvertent shipment of adulterated products is a violation of law and may lead to an increased risk of exposure to product liability claims, product recalls and increased scrutiny by government regulatory agencies. Such claims or liabilities may not be covered by insurance or by any rights of indemnity or contribution which the Company may have against others in the case of products which are produced by third parties. Furthermore, even an unsuccessful product liability claim, could cause negative publicity, which could have a material adverse effect on the Company’s reputation and brand image.

The Company may face significant competition from companies that serve its industries.

The Company operates in a highly competitive industry. Some of the Company’s potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. Increased competition as to any of the Company’s products could result in reduced prices, which would reduce the Company’s sales and margins.

Sectors of the dairy industry are highly fragmented, with the bulk of the industry consisting of national and regional competitors. However, consolidation among food retailers is leading to increased competition for fewer customers. If the Company is unable to meet its customers' needs, the Company may lose major customers, which could adversely affect its business and financial condition.

The Company’s business may be adversely affected by its dependence upon its suppliers.

The Company relies on a limited number of suppliers for the dairy ingredients and other food products used in its products. In the event the Company is unable to purchase its dairy ingredients or other required food products on favorable terms from these suppliers, the Company may be unable to find suitable alternatives to meet its product needs. Without suitable alternatives, the Company’s could suffer material adverse effects.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s products over the longer term. The Company has conducted no marketing studies regarding whether its business would continue to be marketable. No assurances can be given that upon marketing, sufficient customer markets and business segments can be developed to sustain the Company's operations on a continued basis.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

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Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for intellectual property or trade secret protection in any aspects of its business. Currently, the Company has no plans to obtain patents, copyright, trademarks and/or service marks on any of its products, solutions or services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The Company is subject to the potential factors of market and customer changes that could adversely affect the Company.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to continue to develop and improve its products to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services. In the Company’s industry, failure by a business to adapt to the changing needs and demands of customers is likely to render the business obsolete.

The Company has limited financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is a new reporting company with limited finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company has little experience in being a public company.

The Company has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to work with market-makers for its securities that will apply for quotation of its common stock first on the OTC Bulletin Board and then later on Nasdaq Capital Markets. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board or on Nasdaq Capital Markets. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the application for quotation on the OTC Bulletin Board is not successful, the Company may seek to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

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Shares of common stock in the Company are subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission.

The shares of common stock held by current shareholders are “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities can be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares of the Company’s common stock are subject to Rule 144 resale restrictions, and accordingly, investors are subject to such resale limitations.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

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-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. (See “Jumpstart Our Business Startups Act” contained in this prospectus beginning on page 23, for a description of when a company may lose “emerging growth company” status.) The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the Company has arbitrarily determined the price at which the Shares are being offered. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

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SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 25,000,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $4.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares. If, and when, a suitable broker-dealer, underwriter or selling agent is located, the Company would plan to disclose the same in this prospectus through an amendment to its Form S-1 registration statement to include such information herein.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a price of $4.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares.

DESCRIPTION OF SECURITIES

Capitalization

The Company is registering up to 25,000,000 shares of common stock for sale to the public by the holders thereof at a price of $4.00 per Share. The Company is not directly offering any Shares for sale.

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The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 51,700,000 shares are outstanding as of the date of this report. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of this report.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 25,000,000 shares of common stock for sale to the public by the holders thereof at a price of $4.00 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board (and Intent to List on Nasdaq Capital Markets)

If the Company meets the qualifications, it intends to work with market-makers for its securities that will apply for quotation of its common stock first on the OTC Bulletin Board and then later on Nasdaq Capital Markets. However, the Company does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board or Nasdaq Capital Markets.

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The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has paid dividends to date through M-Power Industries. However, in the future, the Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends to common stockholders in the foreseeable future.

THE BUSINESS

Background

Natural Resources Corporation (the “Company”), a Delaware corporation, commenced operations out of a desire of its founders to provide premium quality dairy ingredients tailor-made to the needs of food manufacturers, processors, wholesale food distributors and end users around the globe. The Company was incorporated on July 9, 2013 and was formerly known as Plum Run Acquisition Corporation (“Plum Run” or “Plum Run Acquisition”).

In March 2014, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Company changed its name from Plum Run Acquisition Corporation to Natural Resources Corporation.

On August 12, 2014, the Company completed the acquisition of M-Power Food Industries Private Limited (“M-Power Industries”) in a stock-for stock transaction. The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities. As a result of the Acquisition, M-Power Industries became a wholly owned subsidiary of the Company. The Company, as the sole shareholder of M-Power Industries, has taken over the operations and business plans of M-Power Industries.

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Summary

Prior to the Acquisition, the Company had no significant business, operations or plan. Accordingly, the business of the Company below is that of M-Power Food Industries, which the Company acquired in the Acquisition.

The Company’s initial business was the trade of agricultural food commodities, such as coffee beans, cocoa powder, sugar and wheat. In 2005, the Company developed a focus on dairy ingredients and started to formulate and manufacture its own house brand product range, relying on third parties for the production of products. In 2011, the Company opened its own milk products manufacturing facility.

The Company’s business model is to combine the skills of a trader and manufacturer of dairy and other food products. Initially, as a trader, the Company identified the demand by manufacturers and wholesalers for agricultural products in areas such as Asia, the Middle East and Africa. The Company met that demand with products supplied from areas such as North America, Oceania and Europe.

The Company’s experience as a trader enabled it to recognize the particular needs of manufacturers and wholesalers, and to understand that these needs were best accommodated through the Company’s acquisition of raw ingredients, such as basic milk powder, as well as through the development and manufacture of enhanced products, such as particular forms of milk powder. Thus, the Company developed its own brands and opened its own manufacturing facility. Through this strategy, the Company has sought to extend the range and value of its products, reduce its production costs and increase the demand for its products.

The Company intends to build upon this strategy by expanding its production capacity to include wet blend production, as well as acquiring a capability to produce its own raw ingredients. Although the Company’s existing dry form ingredients plant in Singapore has additional production capacity, the Company anticipates this being absorbed over the next two years by increased customer demand.

The Company’s head office and principal place of business are in Singapore. Singapore is an international logistic and financial hub in South East Asia where the Company enjoys a good strategic location to deliver in a timely manner its products to its strong customer base across Asia, the Middle East and Africa.

The Company’s business is the manufacture and sale of milk based ingredients to global food and beverage manufacturers and also ready for sale milk powders and other food products.

The Company’s products, available in both regular and instant versions, are whole milk powder (WMP), full fat milk powder (FFMP), and skim milk powder (SMP).

The Company’s main area of expertise is the formulation and production of specialty based milk powders. These formulated milk powders have been developed to meet the specific needs of the food industry. These needs include:

(a)          Nutritional needs, that are often associated with economic considerations, such as the need some industries have for milk powders that have a lower fat or protein content than standard milk powders;

(b)          Functional needs, that require specialised technology to service, such as the need of some industries for products that offer improved mouth feel, slower melting time, high yield output, better texture and firmness of product.

The Company’s milk powders benefit both basic food applications (such as condensed milk, where the manufacturing process is reasonably simple) and more sophisticated applications ( such as biscuits, confectionary and specialty cheeses where the manufacturing process is more complex, and which tend to be more expensive) not only in terms of direct cost savings but also in terms of improved functionalities such as better yield or better end-products texture, taste and appearance depending on the field of application.

Fields of application include manufacturing of chocolate, ice cream, cheese, bakery, confectionery, yoghurt, biscuits, instant beverages, and condensed milk. M-Power Food is constantly trying to improve and enhance its range of formulated products.

The Company also supplies whey powder, whey protein concentrate, lactose, casein, butter milk powder, butter, anhydrous milk fat/butter oil, and demineralized whey powder.

The Company owns and operates production facilities in Singapore duly approved and licensed by relevant authorities.

The Company was awarded ‘Singapore SME 1000’ company (SME1000) three years in a row in 2012, 2013 and 2014 and also received a Fastest Growing 50 (FG50) award in 2013 based on financial performance.

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The Company production facilities are certified ISO 22000:2005 by the Certification Body of TUV SUD PSB Pte Ltd Singapore.

The Company is a member of Singapore Business Federation (SBF) and Singapore Manufacturing Federation (SMF).

All the Company’s products are certified as Halal to Muslims according to Islamic Law until 31 October 2015 . Further renewal would be for another 2 years from 1 November 2015.

The Market

The dairy market is currently one of the most dynamic markets globally. The passing global economic crisis and changing weather patterns have impacted the market to some extent. However, the demand for dairy products has remained largely unchanged.

The Company expects global demand for dairy products to remain dynamic, especially in the emerging countries. The key drivers for international dairy demand are the westernization of diets, rising incomes of the middle class, increasing urbanization and greater access to refrigeration.

Dairy trade is now increasingly driven by demands from consumers in developing countries wishing to improve their diets and developed countries seeking specialty products. Encouraged by competition, worldwide dairy consumption, trade, and foreign direct investment, the dairy industry continues to grow,

The North American and European regions are mature dairy markets, while Asia-Pacific shows promise with high growth rates. According to a BDO Advisory Pte Ltd study commissioned by the Company, dairy consumption is expected to grow across ASEAN-6 by 2.4% per year through 2020, which will create a requirement for an extra 3 billion liters of milk. Many local suppliers are ill-equipped to handle such rising demand.

The global dairy market is predicted to achieve a value of $262.9 billion in 2016, increasing by 21.8% from 2011. The compound annual growth rate of the market is forecast to be approximately 4% per annum from 2011 to 2016.

Demand in dairy products in 2014-2019 should remain strong particularly in Asia where GDP growth is forecast to grow by as much as 6%, and in the case of China, over 10% (Rabobank Dairy Global Report).

The Company’s Presence in the Market

The Company plans to grow organically through sales and marketing of its products and development of new and improved products, as well as reaching new geographical markets in Africa, China and Latin America. In addition, the Company may explore acquisition opportunities as highlighted above, as a means to foster and accelerate its growth.

The Company is a leading manufacturer and exporter of dairy ingredients and one of the fastest growing companies in Singapore. The Company’s products include a range of high and consistent quality milk products for the food industry. The Company carefully evaluates market needs and continuously improves and updates its formulations to ensure that its products meet and exceed customer requirements and stand out from that of the competition.

Demand for the Company’s products is strongly related to overall economic growth. The Company expects the volume of the global dairy trade to continue to grow with the current favorable economic growth and development in Asia and the Middle East, as well as the rising import demand. Additionally, with the rising employment rate and growing income of the young generation in the Middle East, China and South Korea, comes a growing interest in ready-to-eat meals. The Company sees an opportunity to develop and supply formulated dairy based products for these products.

“In China, the spending power of the middle-income families has increased and current trends indicate the segment's desire for higher-end products especially food products. Increasingly, the market share of foreign-branded dairy products has put pressure on locally branded ones. The desire for imported milk powder is evident of this trend as distrust over local products lead consumers to demand foreign brands”. (Extracted from Rabobank Dairy Global Report).

Today the Company supplies its products to all parts of the world, based on a personalized service for all its clients. The Company’s products are Halal certified, allowing the Company access to a large sector of the Muslim market. Moreover, large portions of the Company’s revenues are generated from sales in predominately Muslim nations in the Middle East, Asia and Africa.

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The Company also plans to promote its formulated milk powders and enter the functional dairy based products market in Latin America. The Company intends to add to the range of its production capability by investing in a wet blend production plant in Malaysia.

Furthermore, the Company is exploring the possibility of strategic investment in a production plant in a traditional milk country to increase its security of supply of raw ingredients. Such additional plants would not merely be additions to the Company’s existing production capacity, rather they would be designed to enhance the Company’s security of supply of ingredients and range of production capabilities. Ultimately, the Company desires to produce its own raw ingredients, as well as maximize its manufacturing capabilities across dry and wet blend production, thereby reducing costs, maximizing prices and expand product offerings so as to increase profit and profitability.

Governmental Regulations

The Company’s dry blend production plant in Singapore operates as a food establishment licensed by the Agri-Food & Veterinary Authority of Singapore (“AVA”) in accordance with the Sale of Food Regulations (“Food Establishments Regulations”). Under the Food Establishments Regulations, a licensee must ensure that the licensed food establishment is used only for the purpose for which the license is granted. The Food Establishments Regulations impose various obligations on the licensee of a food establishment to ensure that the storage, packaging and transportation of food is done in a manner that the food is protected from the likelihood of contamination as well as prescribing certain personal cleanliness standards that must be observed by persons engaged in the preparation of food during such process.

Food establishments are controlled every year based on a set of criteria covering various aspects of hygiene and food safety standards, including the following:

Premises - General cleanliness and housekeeping
Food Storage
Food Processing Equipment and Facilities
Pest Control Program
Food Handling and Staff Facilities
Product Identification and Traceability
Dispatch & Transport
Product Inspection and Lab Testing
Foreign Body Control
Rework
Management of Allergens
Implementation of Quality Control Programs
Staff Competency and Food Hygiene Training
Documentation and Records
Violation of Records

The Company currently holds a license valid through February 28, 2015 and renewable annually.

The Company has notified the Commissioner for Workplace Safety and Health of its use of its Singapore dry blend production plant as a factory pursuant to the requirements of the Workplace Safety and Health (Registration of Factories) Regulations 2008 and has also obtained clearance from the National Environment Agency for the use of its Singapore dry blend production plant for dry mixing and blending of dairy products.

The Company has in place a current work injury insurance policy in accordance with the provisions of the Work Injury Compensation Act as well as a public liability insurance policy.

Furthermore, the Company received ISO 22000:2005 certification by the Certification Body of TUV SUD PSB Pte Ltd Singapore . TUV SUD PSB Pte Ltd Singapore is an international service corporation focusing on consulting, testing, certification and training. ISO 22000:2005 specifies requirements for a food safety management system where an organization in the food chain needs to demonstrate its ability to control food safety hazards in order to ensure that food is safe at the time of human consumption.

ISO 22000:2005 is applicable to all organizations, regardless of size, which are involved in any aspect of the food chain and want to implement systems that consistently provide safe products. The means of meeting any requirements of ISO 22000:2005 can be accomplished through the use of internal and/or external resources.

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ISO 22000:2005 specifies requirements to enable an organization:

-               to plan, implement, operate, maintain and update a food safety management system aimed at providing products that, according to their intended use, are safe for the consumer,

-               to demonstrate compliance with applicable statutory and regulatory food safety requirements,

-               to evaluate and assess customer requirements and demonstrate conformity with those mutually agreed customer requirements that relate to food safety, in order to enhance customer satisfaction,

-               to effectively communicate food safety issues to their suppliers, customers and relevant interested parties in the food chain,

-               to ensure that the organization conforms to its stated food safety policy,

-               to demonstrate such conformity to relevant interested parties.

Due to the nature of the Company’s products, the activities and operations of the Company could become subject to additional license restrictions and other regulations, such as (without limitation) United States Food and Drug Administration regulations, export/import controls and other regulation by government agencies.

Products

The Company manufactures and sells milk-based ingredients, ready for sale milk powders and other food products. The Company’s products are all Halal certified.

The Company produces a range of high and consistent quality milk products. It chooses top quality milk material sources for its ingredients and imports from the most reliable origins. The Company’s main products, available in both regular and instant versions, are commodity milk powders such as whole milk powder, full fat milk powder, skim milk powder in regular form only, formulated milk powders that include full fat milk powders regular, full fat milk powder instant, fat filled milk powder regular and fat filled milk powder instant, and specialty dairy based powders. The Company also supplies whey powder, whey protein concentrate, lactose, casein, butter milk powder, butter, anhydrous milk fat/butter oil, demineralized whey powder, other consumer foods ingredients and products and soft agriculture commodities.

The Company’s products benefit both basic food applications (such as condensed milk, where the manufacturing process is reasonably simple) and more sophisticated applications (such as biscuits, confectionary and specialty cheeses where the manufacturing process is more complex, and which tend to be more expensive) not only in terms of direct cost savings but also in terms of improved functionalities such as better yield or better end-product texture, taste and appearance depending on the field of application.

All the Company’s products are certified as Halal to Muslims according to Islamic Law through October 31, 2015 . Further renewal would be for another 2 years from November 1, 2015.

Pricing

The Company believes that it maintains competitive pricing for its products. As a commodity, prices of milk powders depend on the supply availability and whether the buyers are long or short in products. Prices of functional milk powders and value added milk powders, such as enriched vitamins milk powders, are less subject to volatility, however they generally follow the same upward or downward trend.

When the dairy market is not volatile, the Company bases its pricing by adding a markup on the cost of the product. However, when the dairy market starts to be highly volatile, the Company would follow the price of milk powders set by competitors, and when possible would offer a more competitive price.

The Company can provide credit terms to its customers such as Letter of Credit (L/C) or Documents Against Acceptance payable at 30 or 60 days from Bill of Lading’s date, which financing costs are incurred in the pricing to the buyers.

The Company export sales are always secured. If payment is not by Letter of credit, the Company will arrange cover of the buyer by Export Credit Insurance.

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Competition

The industry in which the Company operates is highly competitive. There are a large number of suppliers of dairy products who compete directly with the Company. Sectors of the dairy and milk product industry are highly fragmented, with the bulk of the industry consisting of national and regional competitors. However, consolidation among food retailers is leading to increased competition.

A significant proportion of the Company’s competitors are major companies who are well-funded, well-resourced and multinational dairy firms. The most prominent being Nestlé (Switzerland), Arla Foods (Denmark-Sweden), Danone (France), Lactalis (France), the Fonterra Group (New Zealand), Unilever (Netherlands-U.K), and Kraft Foods (U.S.).

The Company’s main competitors are not only the manufacturers indicated above, but also trading houses such as Hoogwegt (Netherlands), Interfood (Netherlands), Olam (Singapore), Dreyfus/Ecoval (France/Netherlands).

In addition, it is possible that larger companies could develop competing products. These larger organizations typically have larger budgets, more resources and the ability to quickly hire talented personnel to develop and commercialize new products.

Nevertheless, the Company believes it maintains a competitive edge based on the following differential advantages:

▪	Focus on developing formulated dairy products to accommodate the requirements of the Company’s customers in terms of pricing, organoleptic profile, functions;
▪	Particular focus on purchase volumes to provide competitive prices to the Company’s buyers;
▪	Flexible and excellent service based on the Company’s experience in production, import and export;
▪	Reinforced marketing, sales and R&D teams to better create solutions and respond to all buyers’ criteria.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. Currently, the Company has several strategic partners (noted below) and hopes to foster additional strategic relationships. The Company believes that the most important strategic partnerships will be expanded relationships that it can form with its existing customers. The Company’s management believes that adding more value to existing clients is the most efficient and useful route to building the Company’s business in a very competitive industry.

The Company has several key suppliers that it places orders for the required milk ingredients and raw materials. The Company imports its raw materials from the main milk production areas in the world including Europe, Oceania and the Americas. The Company has maintained ongoing business relations with most of its suppliers for many years. The Company has ongoing long term relationships with suppliers in North America; Europe; and Asia. Due to the Company’s balanced acquisition of raw materials from multiple suppliers in several different countries and region, it is not dependent on a single source. Furthermore, the Company is seeking to invest and/or acquire in the above milk production areas in order to improve its raw material sourcing.

Customer Agreements

Most customers of the Company are longtime, established customers from whom the Company receives repeated orders. During the past three years, the Company has maintained approximately 30 customers. The Company has several customers that each account for five percent or more of the Company’s sales. However, due to the Company’s well-balanced sales across many customers, the Company is not dependent on any one customer or a few customers.

The Company’s export sales are payable either by Letter of credit or by payment against documents guaranteed by Export Credit Insurance.

Marketing and Sales

The Company’s targeted customers are food manufacturers using dairy ingredients. The Company communicates with various chambers of commerce internationally, coordinates with export supporting agencies in Singapore and participates in regional food fairs around the world as part of its efforts to research and identify customers per geographic regions and country areas.

In addition, the Company receives regular enquiries through the various food associations in Singapore, which direct prospective buyers to the Company. The Company also reaches customers through its website (www.mpowergroup.com) and through direct salesperson visits to overseas customers for the purpose of assessing customer requirements. Currently, the Company has five salespersons.

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The Company will continue to focus its attention on targeting manufacturers with solid finance and on selecting distributors/agents with existing portfolios of buyers. The Company plans to increase the marketing team to handle the new markets by area (China and South East Asia, Africa, and Middle East), and by type of business (retailer/distributors vs manufacturers).

The Company plans for various developments and launches of products, as well as entering and expanding into new markets and industries.

Intended development and enhancement of products includes:

•	Instant Full fat milk powders produced through wet blending process, which will enhance the wettability and organoleptic properties of the final products to meet the demand in Asia and Middle East for instant drinking milk. The products can be enhanced with vitamins and minerals. The Company plans to launch them in 2015.

•	Instant dairy powders produced by wet blend plant to cater the needs of manufacturers which will enhance the wettability at an affordable level for condensed milk, ready mix, coffee and tea creamers, and to be launched in 2015.

•	The new formulation of dairy powders catering to specific demand of the Company’s current customers such as cheese dairy powder (for functional cheese and white cheese), yogurt dairy powder (improved viscosity, flavor profile), bakery dairy powder (enhanced texturizing and “caramelization” properties), ice cream dairy powder (improved flavor profile and yield ratio). The Company expects these new products to be ready for the second half of 2014.

•	Newly formulated fat filled milk products, enriched with vitamins and/or minerals, and/or “instantized” through a wet blend process. The Company expects these products to be available in 2015.

•	Regular and instant fat filled milk powders in retail packaging (pouches of 500g and 900g, in 450g, 1kg, and 2.5kg tins). The Company expects these products to be ready by the end of 2015.

Intended expansion by industry includes:

•	Yogurt companies
•	Milk recombining companies (UHT milk, condensed milk, dairy based beverage)
•	Cheese companies (processed cheese, white cheese)
•	Confectionery companies (wafers, cream filling, cookies, doughnuts, etc.)
•	Bakery companies
•	Ice cream companies
•	Repacking companies for adult milk beverage

Intended expansion into new markets includes:

The Company has set goals to sell its current products and new products in markets where its products have not been distributed in full scale as yet such as China and Africa, and to reach new markets such as Latin America.

Besides the Company’s current markets, the company desires to expand in the following markets: China, Africa, and Latin America. By 2019, the expected sales ratio would be:

Region\Year	2013	2016	2019

Middle East	40%	40%	39%

Asia	45%	44%	43%

Africa	15%	14%	14%

Latin America	0%	2%	4%

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Diversification

a.              The Company will respond to the health concerns of end consumers by producing Instant skimmed milk powder and Regular skimmed milk powder enriched with vitamins and minerals. The products would be launched in 2016.

b.              The Company will develop new product formulations for the production of soup bases, sauce bases and ready-to-use meals to be launched early 2015.

c.              The Company plans to tap into the strong demand in infant formula and baby milk powders in South East Asia and in China by developing and launching baby milk powders by 2016.

d.              The Company also considers entering a niche market such as goat milk powder packed in sachets and tins, for South East Asia and China markets by 2017.

Scale economies

The Company plans to develop economy of scale by purchasing larger volumes of raw ingredients. The integration of the source of supply of the raw ingredients in the supply chain will also enable to control the costs with estimated from 7% to 10% of saving compared to current costs.

Futures business in the U.S.

By investing in a dairy company in the US that would secure additional quantities of raw material to cater for the factory in Singapore, and at a later stage in Malaysia, the Company plans to optimize its presence in the US by setting a futures business focused on dairy products. While sourcing its physical supplies from the US, the company will also be able to take advantage of the hedging.

Management process

a.               Current structure of the sales team

The sales team is composed of 5 persons covering all the products.

b.               Future changes

The Company Food plans to hire:

•	One sale executive to develop sales in China, Taiwan, Malaysia, and South Korea focused on the manufacturers related to the food industry. This position will open in 2014.
•	One sale executive to develop sales in China focused on the wholesalers and retailers interested in the instant milk powders packed in tins and in pouches. This position will open in 2015.
•	One sale executive to develop sales of the full range of milk powders for the African market. The position will open in 2015.
•	The office in the US will handle Latin America.

Operations expansion

The Company’s dry blend production plant in Singapore presently has a maximum capacity of 40,000 metric tonnes per year. The business presently uses half this capacity and still has capacity to allow for further growth. However, this plant can only process dry form ingredients, and therefore the Company is undertaking feasibility studies in relation to the construction of a plant in Malaysia that would have the ability to use liquid ingredients (such as raw liquid vegetable fat) to produce fat filled milk powders. The Company’s Malaysian plant is scheduled to start operation in 2015.

The Company expects the spare capacity in its Singapore plant to be absorbed over the next two years by increased customer demand, including demand arising from diversifying its export markets.

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The Company’s plant in Singapore processes dry form ingredients, using raw materials purchased from third party suppliers. The Company will expand its production capability to also include wet blend production (see below for a description of this process), and also to reduce its reliance on third party suppliers for raw materials.

The Company is also exploring the possibility of investing in a dairy plant in the United States. By doing this, the Company would be seeking to improve the security of supply of raw materials for its present facility in Singapore (and future facility in Malaysia). Raw materials (such as skimmed milk powder) would be produced in the United States and used in the Company’s plant in Singapore (and in Malaysia in the future). The Company considers that investment in raw materials production facilities would be a logical next step in its development.

An added advantage of a plant in the United States would be that it would give the Company the ability to export to markets that do not accept products that are produced other than from where the raw materials, i.e. milk powder, originates.

Research and Development

The Company’s research and development expenditures are part of its operating expenses. For financial years ended June 30, 2012 and June 30, 2013, the estimated amounts spent on research and development were $43,347 and $58,190 respectively

Revenues and Losses

M-Power Industries had revenues of $17,637,225 during the nine-month period ending March 31, 2014 as compared to revenues of $20,010,805 during the nine-month period ending March 31, 2013. During the fiscal year ended June 30, 2013, M-Power Industries posted revenues of $30,949,244, as compared to revenues of $36,217,668 in the fiscal year ended June 30, 2012.

M-Power Industries had a net income during the nine-month period ending March 31, 2014 of $1,736,082 as compared to net loss of $850,047 during the nine-month period ending March 31, 2013. During the fiscal year ended June 30, 2013, M-Power Industries posted net income of $5,447,026, as compared to net income of $499,953 in the fiscal year ended June 30, 2012.

The Company’s comparative decline in revenues and net income (shown above) occurred due to a variety of factors, including the events of the Arab Spring and other political and turmoil and related issues in the Middle East region. The Middle East is one of the Company’s key export markets; hence revenues and net income were affected in 2013 and 2014.

Industry Awards

The “Singapore SME1000” (SME 1000) administered by DP Information Group awarded M-Power Food the award of Singapore SME 1000 company three years in a row for 2012, 2013 and 2014 and M-Power Food also received a Fastest Growing 50 (FG50) award in 2013 based on financial performance.

The FG50 awards are made to the 50 Singapore companies (that include all currently ranked SME 1000 companies) which have obtained the highest compound annual growth rate on sales/turnover for the last three years.

To qualify for ranking, companies must satisfy the following criteria:

•	They must have conducted at least two full years of operation.

•	They must have annual sales/turnover and net profit after tax of less than SGD100 million per annum.

•	They must have filed with the Accounting & Corporate Regulatory Authority, or submitted to DP Information Network Pte Limited, audited financial statements that include sales/turnover figures.

DP Information Network Pte Limited selects and ranks companies based on their audited financial performance i.e. sales/turnover or net profit after tax for the latest financial year.

Equipment Financing

The Company has ongoing equipment financing arrangements for US$98,557

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in July 2013, and was formerly known as Plum Run Acquisition Corporation. In March 2014, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Company changed its name from Plum Run Acquisition Corporation to Natural Resources Corporation.

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The Acquisition

On August 12, 2014, Natural Resources Corporation, a Delaware corporation (the “Company”), acquired M-Power Food Industries Private Limited, a company incorporated in Singapore (“M-Power Industries”), in a [stock-for-stock transaction] (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities.

The Acquisition was effectuated by the Company through the exchange of each of the outstanding shares and interests of M-Power Industries for 50,000,000 shares of common stock of the Company. M-Power Industries was formerly wholly owned by M-Power Investments, which received all of the shares of the Company issued in this Acquisition.

As a result, in the Acquisition, 200,000,000 shares and interests of common stock of M-Power Industries (all of which were held by M-Power Investments) were exchanged for, and converted into, 50,000,000 shares of common stock of the Company. Hence, the Company issued a total of 50,000,000 shares of common stock of the Company in connection with the Acquisition.

Prior to the Acquisition, Plum Run had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as M-Power Industries. As a result of the Acquisition, M-Power Industries became a wholly owned subsidiary of the Company. The Company, as the sole shareholder of M-Power Industries, has taken over the operations and business plans of M-Power Industries.

Relationship with Tiber Creek Corporation

The Company (through M-Power Industries) entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to M-Power Industries; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to retain the aggregate total of 100,000 shares for its services. The engagement agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement filed by the Company.

In general, Tiber Creek holds interests in inactive Delaware corporations, which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Plum Run Acquisition Corporation (the former name of the Company), are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Plum Run Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company’s may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Employees and Organization

The Company presently has approximately 15 full-time employees.

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All employees receive health benefits and most employees receive yearly bonuses. The Company may offer additional fringe and welfare benefits in the future as the Company’s profits grow and/or the Company secures additional outside financing.

Property

The Company owns two physical facilities (factories) in Singapore. The first factory is located at 15 Jalan Tepong #01-06/07, Jurong Food Hub, Singapore 619336. This property is valued at SGD 1,700,000 as of June 30, 2013 and consists of 532 square meters of combined floor area. The second factory is located at 15 Jalan Tepong #02-04/05, Jurong Food Hub, Singapore 619336. This property is valued at SGD 1,300,000 and consists of 482 square meters of combined floor area.

The Company also leases three properties, including its headquarter offices in Singapore, a branch office in Vietnam and a warehouse. The Company’s headquarters are located at 76 Playfair Road #03-06, LHK2 Building. Singapore 367996. This office is 2,314 square feet and is rented for SGD 90,000 per annum.

The Vietnam branch office is located at 36 Dang Tat Street, Tan Dinh Ward, District 1, Ho Chi Minh City, Vietnam Floor Area. The office is 861 square feet and rented for USD 13,500 per annum.

The Company leases a warehouse in Singapore, located at 31 Jurong Port Road, #07-06/07, Singapore 619115. This warehouse is 15,758 square feet and is rented for SGD 283, 282 per annum.

The total annual lease rental obligation of the Company is approximately US $311,177.

Subsidiaries

Currently, the Company has one subsidiary – M-Power Industries, which was acquired in the Acquisition. The Company is the sole shareholder of M-Power Industries.

Jumpstart Our Business Startups Act

In April 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

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Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Company, as described below.

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In September 2013, the Company (as Plum Run Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001586513.

PLAN OF OPERATION

Business Plan

The Company’s plan is to produce, market and sell premium quality milk, diary and other food products for the food industry.

The Company is also focused on ongoing investments in product development. The Company will supply food products to all parts of the world, based on a personalized service for all of its clients. The Company’s tailor-made dairy ingredients offer economical solutions and match its customers' requirements with regards to specific applications and regional taste.

Going forward, the Company intends to expand the current business by upgrading existing production facilities and building new production facilities, securing further access to raw materials and increasing marketing efforts.

The Company will continue to focus its attention on targeting manufacturers with solid finance and on selecting distributors/agents with existing portfolios of buyers. The Company plans to increase the marketing team to handle the new markets by area (China and South East Asia, Africa, and Middle East), and by type of business (retailer/distributors vs manufacturers).

The Company plans for various developments and launches of products, as well as entering and expanding into new markets and industries.

Intended development and enhancement of products includes:

•	Instant Full fat milk powders produced through wet blending process, which will enhance the wettability and organoleptic properties of the final products to meet the demand in Asia and Middle East for instant drinking milk. The products can be enhanced with vitamins and minerals. The Company plans to launch them in 2015.

•	Instant dairy powders produced by wet blend plant to cater the needs of manufacturers which will enhance the wettability at an affordable level for condensed milk, ready mix, coffee and tea creamers, and to be launched in 2015.

•	The new formulation of dairy powders catering to specific demand of the Company’s current customers such as cheese dairy powder (for functional cheese and white cheese), yogurt dairy powder (improved viscosity, flavor profile), bakery dairy powder (enhanced texturizing and “caramelization” properties), ice cream dairy powder (improved flavor profile and yield ratio). The Company expects these new products to be ready for the second half of 2014.

•	Newly formulated fat filled milk products, enriched with vitamins and/or minerals, and/or “instantized” through a wet blend process. The Company expects these products to be available in 2015.

•	Regular and instant fat filled milk powders in retail packaging (pouches of 500g and 900g, in 450g, 1kg, and 2.5kg tins). The Company expects these products to be ready by the end of 2015.

Intended expansion by industry includes:

•	Yogurt companies
•	Milk recombining companies (UHT milk, condensed milk, dairy based beverage)

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•	Cheese companies (processed cheese, white cheese)
•	Confectionery companies (wafers, cream filling, cookies, doughnuts, etc.)
•	Bakery companies
•	Ice cream companies
•	Repacking companies for adult milk beverage

Intended expansion into new markets includes:

The Company has set goals to sell its current products and new products in markets where its products have not been distributed in full scale as yet such as China and Africa, and to reach new markets such as Latin America.

Besides the Company’s current markets, the company desires to expand in the following markets: China, Africa, and Latin America. By 2019, the expected sales ratio would be:

Region\Year	2013	2016	2019

Middle East	40%	40%	39%

Asia	45%	44%	43%

Africa	15%	14%	14%

Latin America	0%	2%	4%

The Company’s goal is to diversify its products and markets to take advantage of strong growth opportunities. The Company will respond to the health concerns of end consumers by producing Instant skimmed milk powder and Regular skimmed milk powder enriched with vitamins and minerals. The products would be launched in 2016. The Company also plans to develop new product formulations for the production of soup bases, sauce bases and ready-to-use meals to be launched early 2015, and tap into the strong demand for infant formula and baby milk powders in South East Asia and in China by developing and launching baby milk powders by 2016. The Company also considers entering a niche market such as goat milk powder packed in sachets and tins, for South East Asia and China markets by 2017.

Furthermore, by investing in a dairy company in the US that would secure additional quantities of raw material to cater for the factory in Singapore, and at a later stage in Malaysia, the Company plans to optimize its presence in the US by setting a futures business focused on dairy products. While sourcing its physical supplies from the US, the company will also be able to take advantage of the hedging.

The Company also intends to expand its operations. The Company’s dry blend production plant in Singapore presently has a maximum capacity of 40,000 metric tonnes per year. The business presently uses half this capacity and still has capacity to allow for further growth. However, this plant can only process dry form ingredients, and therefore the Company is undertaking feasibility studies in relation to the construction of a plant in Malaysia that would have the ability to use liquid ingredients (such as raw liquid vegetable fat) to produce fat filled milk powders. The Company’s Malaysian plant is scheduled to start operation in 2015.

The Company expects the spare capacity in its Singapore plant to be absorbed over the next two years by increased customer demand, including demand arising from diversifying its export markets.

The Company’s plant in Singapore processes dry form ingredients, using raw materials purchased from third party suppliers. The Company will expand its production capability to also include wet blend production (see below for a description of this process), and also to reduce its reliance on third party suppliers for raw materials.

The Company is also exploring the possibility of investing in a dairy plant in USA. By doing this, the Company would be seeking to improve the security of supply of raw materials for its present facility in Singapore (and future facility in Malaysia). Raw materials (such as skimmed milk powder) would be produced in USA and used in the Company’s plant in Singapore (and in Malaysia in the future). The Company considers that investment in raw materials production facilities would be a logical next step in its development.

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An added advantage of a plant in USA would be that it would give the Company the ability to export to markets that do not accept products that are produced other than from where the raw materials, i.e. milk powder, originates.

Potential Revenue

The Company expects to earn potential revenue from sales of its products, as it continues to commercialize its products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company was incorporated in the State of Delaware in July 2013, and was formerly known as Plum Run Acquisition Corporation (“Plum Run” or “Plum Run Acquisition”). On [Month Day], 2014 the Company acquired M-Power Food Industries Private Limited, a Singapore company (“M-Power Industries”), in a stock-for-stock transaction (the “Acquisition”). M-Power Industries was formed in [Month Year] in the Singapore.

References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” include M-Power Industries, provided that (a) references to the financial statements for the nine months ended March 31, 2014 and the balance sheet at March 31, 2014, respectively, are made to M-Power Food Industries; and (b) references to the financial statements for the fiscal year ended June 30, 2013 and the fiscal year ended June 30, 2012, respectively, and the balance sheet at June 30, 2013 and June 30, 2012, respectively, are made to “M-Power Industries” which means the stand-alone financial statements (audited) of M-Power Food Industries Private Limited.

Revenues and Losses

M-Power Industries had revenues of $17,637,225 during the nine-month period ending March 31, 2014 as compared to revenues of $20,010,805 during the nine-month period ending March 31, 2013. During the fiscal year ended June 30, 2013, M-Power Industries posted revenues of $30,949,244, as compared to revenues of $36,217,668 in the fiscal year ended June 30, 2012.

M-Power Industries had a net income during the nine-month period ending March 31, 2014 of $1,736,082 as compared to net loss of $850,047 during the nine-month period ending March 31, 2013. During the fiscal year ended June 30, 2013, M-Power Industries posted net income of $5,447,026, as compared to net income of $499,953 in the fiscal year ended June 30, 2012.

The Company’s comparative decline in revenues and net income (shown above) occurred due to a variety of factors, including the events of the Arab Spring and other political and turmoil and related issues in the Middle East region. The Middle East is one of the Company’s key export markets; hence revenues and net income were affected in 2013 and 2014.

Equipment Financing

The Company has ongoing equipment financing arrangements for US$98,557

Pricing

The Company believes that it maintains competitive pricing for its products. As a commodity, prices of milk powders depend on the supply availability and whether the buyers are long or short in products. As for functional milk powders and value added milk powders such as enriched vitamins milk powders, prices are less subject to volatility; however follow the same upward or downward trend.

When the dairy market is not volatile, the Company bases its pricing by adding a markup on the cost of the product. However, when the dairy market starts to be highly volatile, the Company would follow the price of milk powders set by competitors, and when possible would offer a more competitive price.

The Company can provide credit terms to its customers such as Letter of Credit (L/C) or Documents Against Acceptance (D/A) payable at 30 or 60 days from Bill of Lading’s date, which financing costs are incurred in the pricing to the buyers.

The Company export sales are always secured. If payment is not by Letter of credit, the Company will arrange cover of the buyer by Export Credit Insurance.

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Potential Revenue

The Company expects to earn potential revenue from sales of its dairy based products, as it continues to commercialize its products.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Capital Resources

As of March 31, 2014, M-Power Industries had cash available of $273,500.

The Company’s proposed business plans over the next two years will necessitate additional capital and financing. Accordingly, the Company plans to raise some outside funding in the next one year, for the purposes of funding its business and plans.

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash on hand, the Company will be unable to implement its contemplated business plans and operations unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

To date, the Company has not suffered from a significant liquidity issue.

The Company anticipates a significant budget for sales and marketing activities as the Company expands and rolls out its products to broader market segments.

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Discussion of Nine Months ended March 31, 2014 for M-Power Industries

The Company generated revenues of $17,637,225 during the nine months ended March 31, 2014, as compared to revenues of $20,010,805 for the nine months ended March 31, 2013.

The Company had an operating income and net income during the nine months ended March 31, 2014 of $2,372,239 and $1,736,082, respectively, as compared to an operating loss and net loss of $442,977 and $850,047, respectively for the nine months ended March 31, 2013.

For the nine months ended March 31, 2014, the Company used $679,573 of cash in its operations, as compared to generating cash of $2,682,677 for the nine months ended March 31, 2013.

The Company did not incur any capital expenditures during the three months ended March 31, 2014.

Discussion of Fiscal Year ended June 30, 2013 for M-Power Industries

The Company generated revenues of $30,949,244 during the fiscal year ended June 30, 2013, as compared to revenues of $36,217,668 during the fiscal year ended June 30, 2012.

During the fiscal year ended June 30, 2013, the Company posted operating income and net income, respectively, of $7,613,685 and $5,447,026, as compared to operating income and net income of $1,274,563 and $499,953, respectively during the fiscal year ended June 30, 2012.

For the fiscal year ended June 30, 2013, the Company generated $287,941 of cash in its operations, as compared to $712,430 in the fiscal year ended June 30, 2012.

The Company did not incur any capital expenditures during the fiscal year ended June 30, 2013.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its officers:

Name	Age	Position	Year Commenced

Elsa Holzgraf Esculier	38	President and CEO, Secretary, Treasurer and Director	2014
		Regional Sales Director, M-Power Food

Perry Esculier	57	CEO, M-Power Food	2014

Sam Paul Dang	41	COO and Director, M-Power Food	2014

Seet Yiew Kwong Kenneth	50	General Manager , M-Power Food	2014

Elsa Holzgraf Esculier

Ms. Elsa Holzgraf Esculier is the sole director and officer of the Company. She is also serving as the Regional Sales Director of M-Power Food Industries Pte Ltd. She has held this position since 2012. Previously, from 2009 to 2011, she was a Marketing Director of the company. Prior to that, she was a Country Manager in Vietnam for the entity. She holds a Master in Marketing and Entrepreneurship degree from ESA3 in Paris, France.

Perry Esculier

Mr. Perry Esculier is the founder and main shareholder of the M-Power Food, as well as the Managing Director and CEO of the entity. Mr. Esculier was educated in France, and after a successful career in the field of electronics in that country, he migrated to Asia. He began his business in 1989 in Vietnam by trading in agricultural commodities and telecommunication equipment. He was then the exclusive distributor for a number of international leading manufacturers in this field, such as Alcatel Alsthom from France (now Alcatel Lucent) and NEC from Japan. In the mid 90’s, he became very involved in infrastructure project investments and set up M-Power Development Pte Ltd in Singapore for this purpose. The company kept trading in food commodities and quickly focused on dairy ingredients leading to the set-up of M-Power Food Industries Pte Ltd in 2001. Mr. Esculier has vast experience in international trade, project financing and corporate financing and has also developed extensive expertise in the formulation of milk based ingredients.

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Sam Paul Dang

Mr. Sam Paul Dang is the COO of M-Power Food. In his role, he oversees corporate financing and purchasing, sales, marketing, product development and company strategy. Mr. Sam Paul Dang has been with the Company from its set up and worked with Mr. Esculier before then. Mr. Dang has more than 20 years’ experience in international trade and holds a Bachelor of Arts from France in international trade. Mr. Dang received his Bachelor of Technology in International Trade at Gérard de Nerval University in 1993. During the past five years, Mr. Dang has been acting as a Vice Managing Director for the Company involved in the management of the Company. Earlier, he successively occupied the positions of Director of sales and Director of procurement.

Seet Yiew Kwong Kenneth

Mr. Seet Yiew Kwong Kenneth is the General Manager of M-Power Food Industries Pte Ltd. He provides general management and is widely involved in all aspects of the company, including formulation, production, quality control and logistics. He possesses a Certificate in Custom Relations/Public Relations, Certificate in Purchasing Management, an Advanced Diploma in Food Science & Technology and a Diploma in Chemical Process Technology.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

From time to time, the Company is involved in legal proceedings arising in the ordinary course of its business. The Company is currently not a party to any pending legal proceedings and no such actions by, or to the best of its knowledge, against the Company have been threatened at present.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

					Aggregate				All
			Annual	Annual	Accrued			Compensation	Other
		Director	Earned	Payments	Salary Since			Stock	Compensation	Annual
Name/Position	Year	Fee	Salary	Made	Inception	Bonus	Dividends	Options	Plans	Compensation	Total

Perry Esculier	2013	$16,372					648,482
CEO of M-Power Food	2012	$15,879					524,789

Sam Paul Dang	2013		$64,265
COO of M-Power Food	2012		$49,909

Seet Y.K. Kenneth	2013		$40,522			3,310
General Manager	2012		$37,872

Elsa Holzgraf Esculier	2013		$24,216
Regional Sales Director	2012		$21,755

The compensation shown above is presented for the calendar/fiscal year 2013 and 2012, respectively, and represents salaries and compensation payable to the officers noted above in connection with their services for M-Power Food Industries.

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Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company and/or the Acquisition. Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company enters into and maintains customary employment agreements with each of its officers and employees. Aside from the Officers listed above, the Company has entered into full-time employment agreements with each of the following employees.

Willie Wee, a Shipping Senior Officer, has an employment agreement with M-Power Industries. Pursuant to this agreement and further revisions, Mr. Wee is currently entitled to a base salary of SGD 36,000, plus eligibility for performance bonuses and other perquisites.

Ronny Tan Toh Geok Lan, a Production Manager, has an employment agreement with M-Power Industries. Pursuant to this agreement and further revisions, Mr. Tan is currently entitled to a base salary of SGD 66,000, plus eligibility for performance bonuses and other perquisites.

Loganathan Dhanasekaran, an Assistant Manager, has an employment agreement with M-Power Industries. Pursuant to this agreement and further revisions, Mr. Dhanasekaran is currently entitled to a base salary of SGD 27,000, plus eligibility for performance bonuses and other perquisites.

Noor Abdul Rahim, a Logistics Supervisor, has an employment agreement with M-Power Industries. Pursuant to this agreement and further revisions, Mr. Rahim is currently entitled to a base salary of SGD 23,400, plus eligibility for performance bonuses and other perquisites.

Jenny Chien, a Finance Manager, has an employment agreement with M-Power Industries. Pursuant to this agreement and further revisions, Ms. Chien is currently entitled to a base salary of SGD 48,000, plus eligibility for performance bonuses and other perquisites.

Jasmine Lim, an Administrative Executive, has an employment agreement with M-Power Industries. Pursuant to this agreement and further revisions, Ms. Lim is currently entitled to a base salary of SGD 25,200, plus eligibility for performance bonuses and other perquisites.

Lee Ah Chai, a Production Executive, has an employment agreement with M-Power Industries. Pursuant to this agreement and further revisions, Lee Ah Chai is currently entitled to a base salary of SGD 22,500, plus eligibility for performance bonuses and other perquisites.

Siti Aminah Bte Azman, a Logistics Executive, has an employment agreement with M-Power Industries. Pursuant to this agreement and further revisions, Siti Aminah Bte Azman is currently entitled to a base salary of SGD 21,600, plus eligibility for performance bonuses and other perquisites.

Tey Kim Charng, an Accounting Executive, has an employment agreement with M-Power Industries. Pursuant to this agreement and further revisions, Tey Kim Charng is currently entitled to a base salary of SGD 25,200, plus eligibility for performance bonuses and other perquisites.

Peter Holzgraf Esculier, a Graphic Designer, has an employment agreement with M-Power Industries. Pursuant to this agreement and further revisions, Mr. Esculier is currently entitled to a base salary of SGD 12,000, plus eligibility for performance bonuses and other perquisites.

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Nguyen Thi Phuong Lan, an Administrative Executive, has an employment agreement with M-Power Industries. Pursuant to this agreement and further revisions, Nguyen Thi Phuong Lan is currently entitled to a base salary of SGD 4,443, plus eligibility for performance bonuses and other perquisites.

Anticipated Officer and Director Remuneration

The Company pays reduced levels of compensation to its director at present. The Company intends to pay regular, competitive annual salaries to all its officers and directors and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer 401(k) matching funds as a retirement benefit at a later time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this regarding the beneficial ownership of the Company’s common stock by each of the Company’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

					Percent of Class
				Percent of	After
		Number of Shares of		Class Before	Offering
Name	Position	Common Stock		Offering (1)	(2)

Elsa Esculier	Company President and Director	50,010,000	(5)	97%	50%

Perry Esculier	CEO of M-Power Food	51,000,000	(3)	99%	52%

Sam Paul Dang	COO of M-Power Food	50,010,000	(4)	97%	50%

Lum Yoke Wah	5% shareholder	50,010,000	(6)	97%	50%

Total owned by officers and directors		51,020,000		97%	52%

* Less than 1%

(1) Based upon 51,700,000 shares outstanding as of the date of this prospectus.

(2) Assumes sale of all 25,000,000 Shares offered, and 51,700,000 shares outstanding following the offering.

(3) Includes 50,000,000 shares held by M-Power Investments Pte Limited, a Singapore entity, which were issued in the Acquisition. Mr. Esculier is the owner of 45% of the outstanding shares of M-Power Investments Pte Limited.

(4) Includes 50,000,000 shares held by M-Power Investments Pte Limited, a Singapore entity, which were issued in the Acquisition. Mr. Dang is the owner of 6% of the outstanding shares of M-Power Investments Pte Limited.

(5) Includes 50,000,000 shares held by M-Power Investments Pte Limited, a Singapore entity, which were issued in the Acquisition. Ms. Esculier is the owner of 4% of the outstanding shares of M-Power Investments Pte Limited.

(6) Includes 50,000,000 shares held by M-Power Investments Pte Limited, a Singapore entity, which were issued in the Acquisition. Ms. Lum is the owner of 45% of the outstanding shares of M-Power Investments Pte Limited.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 50,000 shares of the Company's common stock. Tiber Creek is entitled to receive consulting fees of $100,000 from the Company and also holds shares of common stock in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 50,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Plum Run, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the registration statement for the Company.

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Mr. Perry Esculier is the legal and beneficial owner of 450 (representing 45%) of the 1,000 shares in M-Power Investments Pte Limited and in turn, was the legal and beneficial owner of 90,000,000 (representing 45%) of the shares in M-Power Food Industries Private Limited prior to the Acquisition. M-Power Investments Pte Limited now owns 50,000,000 shares in the Company.

Sam Paul Dang is the legal and beneficial owner of 60 (representing 6%) of the 1,000 shares in M-Power Investments Pte Limited and in turn, was the legal and beneficial owner of 12,000,000 (representing 6%) of the Shares in M-Power Food Industries Private Limited prior to the Acquisition. M-Power Investments Pte Limited now owns 50,000,000 shares in the Company.

Elsa Esculier is the legal and beneficial owner of 40 (representing 4%) of the 1,000 shares in the M-Power Investments Pte Limited and in turn, was the legal and beneficial owner of 8,000,000 (representing 4%) of the Shares in M-Power Food Industries Private Limited prior to the Acquisition. M-Power Investments Pte Limited now owns 50,000,000 shares in the Company.

Ms. Elsa Holzgraf Esculier is the daughter of Mr. Perry Holzgraf Esculier.

Mr. Perry Holzgraf Esculier is a director and/or shareholder of several other related companies to the Company:

-M-Power Investments Pte Ltd, based in Singapore

-M-Power Development Pte Ltd, based in Singapore

-M-Power Investments Limited, based in the British Virgin Islands

-MPA Utilities Pte Ltd, based in Singapore

-M-Power (HK) Limited, based in Hong Kong

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 25,000,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $4.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

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The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
Name	Number	Percentage	Number	Number	Percentage

M-Power Investments Pte Ltd.	50,000,000	97%	24,300,000	25,700,000	50%

Perry Esculier
CEO of M-Power Food	1,000,000	1.9%	0	1,000,000	1.9%

Beh Lee Keong	10,000	*	10,000	0	*

Cai Ronghe	10,000	*	10,000	0	*

James Cassidy (3)	50,000	*	50,000	0	*

Chai Soo Foon	10,000	*	10,000	0	*

Chen Kaixin	10,000	*	10,000	0	*

Cheng Yoke Sing	10,000	*	10,000	0	*

Chia Mui Cheng, Janie	10,000	*	10,000	0	*

Chien Sook Han, Jenny	10,000	*	10,000	0	*

Chua Chye Guan, Andrew	10,000	*	10,000	0	*

Chua Kian Meng	10,000	*	10,000	0	*

Chua Pei Ling, Shireen	10,000	*	10,000	0	*

Chua Yi Ling, Genieve	10,000	*	10,000	0	*

Chua Yinglin	10,000	*	10,000	0	*

Dang Paul Sam	10,000	*	10,000	0	*

Eaw Kok Hin	10,000	*	10,000	0	*

Esculier Elsa Holzgraf	10,000	*	10,000	0	*

Esculier Eric Holzgraf	10,000	*	10,000	0	*

Esculier Peter Holzgraf	10,000	*	10,000	0	*

Fancy Ho	10,000	*	10,000	0	*

Fong Kwok Shiung	10,000	*	10,000	0	*

Goh Swee Khiang	10,000	*	10,000	0	*

Hoon Hui Min, Irene	10,000	*	10,000	0	*

Hoon Hui Shan, Pauline	10,000	*	10,000	0	*

Julianti Ng	10,000	*	10,000	0	*

Khoo Kim Piow, Andrew	10,000	*	10,000	0	*

Lai Yap	10,000	*	10,000	0	*

Lau Chia Ming, Justin	10,000	*	10,000	0	*

Lee Ah Chai	10,000	*	10,000	0	*

Lee Annie	10,000	*	10,000	0	*

Lee Kon How	10,000	*	10,000	0	*

Lim Cheah Cheng	10,000	*	10,000	0	*

Lim Da Chin	10,000	*	10,000	0	*

Loganathan Dhanasekaran	10,000	*	10,000	0	*

Lum Yoke Wah	10,000	*	10,000	0	*

Mak Lee Ling	10,000	*	10,000	0	*

James McKillop (4)	50,000	*	50,000	0	*

Ng Beng Soon	10,000	*	10,000	0	*

Ng Lai Hwa	10,000	*	10,000	0	*

Ng Lai Soon	10,000	*	10,000	0	*

Ng Lai Yong	10,000	*	10,000	0	*

Ng Siew Lin, Celine	10,000	*	10,000	0	*

Ng Sin Hock, Donovan	10,000	*	10,000	0	*

Ng Soo Cheng	10,000	*	10,000	0	*

Ng Soo Keow, Jennie	10,000	*	10,000	0	*

Ng Soo Kiang	10,000	*	10,000	0	*

Ng Yun Suan, Melissa	10,000	*	10,000	0	*

Norlizuana Binte Abdul Rahim	10,000	*	10,000	0	*

Pok Chgan Heng	10,000	*	10,000	0	*

Seet Lye Ping	10,000	*	10,000	0	*

Seet Lye Ying	10,000	*	10,000	0	*

Seet Yiew Chong	10,000	*	10,000	0	*

Seet Yiew Kwong	10,000	*	10,000	0	*

Sim Chng Yong	10,000	*	10,000	0	*

Siti Aminah Binte Azman	10,000	*	10,000	0	*

Takenaka Atsuko	10,000	*	10,000	0	*

Tan Hwee Kheng	10,000	*	10,000	0	*

Tan Kim Chaun Matthew	10,000	*	10,000	0	*

Tan Sin Cheng	10,000	*	10,000	0	*

Toh Geok Lan	10,000	*	10,000	0	*

Wee Tiong Chuan	10,000	*	10,000	0	*

Yeo Toon Howe	10,000	*	10,000	0	*

Zhao Liping	10,000	*	10,000	0	*

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* Less than 1%

(1) Based upon 51,700,000 shares outstanding as of the date of this prospectus.

(2) Assumes sale of all 25,000,000 Shares offered, and 51,700,000 shares outstanding following the offering.

(3) Includes 50,000 shares held by Tiber Creek Corporation, a Delaware corporation, which provided certain services to the Company as discussed herein. Mr. Cassidy is the president and sole shareholder of Tiber Creek Corporation.

(4) Includes 50,000 shares held by MB Americus, LLC, a California limited liability company. Mr. McKillop also works with Tiber Creek Corporation from time to time. Mr. McKillop is an officer and the sole shareholder of MB Americus, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 51,700,000 shares of common stock outstanding of which 25,000,000 shares are owned by officers and directors of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities. However, at present, due to the Company’s previous status as a shell company, shareholders cannot currently rely upon Rule 144 for resales of the Company’s securities (pursuant to Rule 144(i)).

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made. In the event that the securities are not registered or another exemption is not found, a purchaser of securities cannot sell or transfer the shares of common stock in the Company since the Company does not meet the requirements of Rule 144(i)(2).

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

•	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•	The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 50,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Plum Run Acquisition. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Plum Run Acquisition prior to its change of control and subsequent business combination with M-Power Food industries.

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EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheets of M-Power Food Industries Private Limited. As of June 30, 2013 and June 30, 2012, respectively, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the fiscal years ended June 30, 2013 and June 30, 2012, respectively. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of [ Month Day, 2014], given their authority as experts in accounting and auditing.

Anton & Chia, LLP, an independent registered public accounting firm, has audited Plum Run Acquisition Corporation’s (a development stage company) balance sheets as of December 31, 2012 and December 31, 2011, respectively, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2012 and the period from September 21, 2011 (Inception) through December 31, 2011, respectively. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of April 1, 2013, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

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FINANCIAL STATEMENTS

M-POWER FOOD INDUSTRIES PTE. LTD.

Financial Statements

As of March 31, 2014 and June 30, 2013 and for the Nine Months Ended March 31, 2014, and 2013, and as of and the Years Ended June 30, 2013 and June 30, 2012

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M-Power Food Industries Pte. Ltd.

As of March 31, 2014 and June 30, 2013 and for the Nine Months Ended March 31, 2014, and 2013, and as of and the Years Ended June 30, 2013 and June 30, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

of M-Power Food Industries Pte. Ltd.

76 Playfair Road, #03-06
Singapore, 367996

We have audited the accompanying balance sheets of M-Power Food Industries Pte. Ltd. (the “Company”) as of June 30, 2013 and 2012, and the related statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2013 and June 30, 2012 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP

Newport Beach, California

August 12, 2014

F-1

M-POWER FOOD INDUSTRIES PTE. LTD.

BALANCE SHEETS

	March 31,	June 30,	June 30,
	2014	2013	2012
	(Unaudited)	(Audited)	(Audited)
ASSETS
Current assets
Cash	$273,500	$886,808	$90,299
Trade receivables, net	12,347,029	10,593,432	1,538,196
Inventory	3,231,958	2,297,335	8,370,100
Due from related parties	-	-	917,009
Total current assets	15,852,487	13,777,575	10,915,604

Other assets
Deposits	68,210	58,334	99,728
Prepaid assets	27,427	63,048	-
Other receivables	-	3,354	3,932
Total other assets	95,637	124,735	103,660
Property, Plant and Equipment, net	1,839,869	1,901,956	2,363,596
Total assets	$17,787,993	$15,804,266	$13,382,860

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Bank overdraft	$-	$-	$243,450
Current portion of debt	4,392,905	5,726,946	3,954,864
Trade payables	1,005,774	103,323	2,625,237
Accrued expenses	-	155,444	164,043
Due to related parties	211,656	491,254	953,400
Deposits payable	75,292	362,006	383,205
Current portion of capital lease obligations	98,557	107,651	119,193
Provision for income taxes	505,675	630,677	409,863
Total current liabilities	6,289,859	7,577,301	8,853,255

Non-current liabilities

Debt, net of current portion	3,418,262	1,940,516	2,837,283
Capital lease obligations, net of current portion	-	76,717	181,866
Deferred income taxes liabilities	115,930	102,538	195,200
Total Non-current liabilities	3,534,192	2,119,771	3,214,349
Total liabilities	9,824,051	9,697,072	12,067,604

Stockholders' equity
Common Stock, $0.008 par value, 200,000,000 shares authorized, 200,000,000 shares issued and outstanding as of March 31, 2014, June 30, 2013, and June 30, 2012, respectively	1,590,837	1,590,837	1,590,837
Retained earnings (Accumulated deficit)	6,270,576	4,534,494	(264,050)
Accumulated other comprehensive income (loss)	102,529	(18,137)	(11,531)

Total stockholders' equity	7,963,942	6,107,194	1,315,256

Total liabilities and stockholders' equity	$17,787,993	$15,804,266	$13,382,860

The accompanying notes are an integral part of these financial statements

F-2

M-POWER FOOD INDUSTRIES PTE. LTD.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended March 31,	For the Nine Months Ended March 31,	For the Year Ended June 30,	For the Year Ended June 30,
	2014	2013	2013	2012
	(unaudited)	(unaudited)
Revenues
Sales of goods	$17,637,225	$20,010,805	$20,533,749	$36,217,668
Sales of services	-	-	10,415,495	-
Total revenues	17,637,225	20,010,805	30,949,244	36,217,668
Cost of revenues	(14,323,776)	(19,471,484)	(22,842,311)	(33,731,927)
Gross Profit	3,313,449	539,321	8,106,933	2,485,741

Operating Expenses
General and administrative	941,210	982,298	1,728,052	1,211,178
Total operating expenses	941,210	982,298	1,728,052	1,211,178
Operating income	2,372,239	(442,977)	6,378,881	1,274,563

Other income (expense)
Finance costs	(332,708)	(419,224)	(493,248)	(795,178)
Gain on foreign currency exchange	44,966	-	1,460	377,746
Other income	22,388	12,154	69,533	73,206
Total other income (expense)	(265,354)	(407,070)	(422,255)	(344,226)
Income before income taxes	2,106,885	(850,047)	5,956,626	930,337

Provision for income taxes	370,803	-	509,600	430,384

Net income	$1,736,082	$(850,047)	$5,447,026	$499,953

Net loss per share of common stock:
Basic & diluted	$0.01	$(0.00)	$0.03	$0.00

Weighted average number of shares outstanding - basic & diluted	200,000,000	200,000,000	200,000,000	200,000,000

The accompanying notes are an integral part of these financial statements

F-3

M-POWER FOOD INDUSTRIES PTE. LTD.

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	For the Nine Months Ended March 31,	For the Nine Months Ended March 31,	For the Year Ended June 30,	For the Year Ended June 30,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Net income (loss)	$1,736,082	$(850,047)	$5,447,026	$499,953

Other Comprehensive Income (loss)
Foreign currency translation adjustment	120,666	143,694	(6,606)	(387,024)
Comprehensive income (loss)	$1,856,748	$(706,353)	$5,440,420	$112,929

The accompanying notes are an integral part of these financial statements

F-4

M-POWER FOOD INDUSTRIES PTE LTD

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE NINE MONTHS ENDED MARCH 31, 2014 AND FOR THE YEARS ENDED JUNE 30, 2013 AND 2012

			Retained	Accumulated
	Common Stock		Earning	Other
			(Accumulated	Comprehensive
	Shares	Amount	Decifit)	Income	Total
Balance, June 30, 2011 (Audited)	150,000,000	$1,197,592	$(3,267)	$375,493	$1,569,818
Conversion of retained earnings to capital contribution at par	30,000,000	235,947	(235,947)	-	-
Issuance of common stock at par	20,000,000	157,298	-	-	157,298
Dividends paid	-	-	(524,789)	-	(524,789)
Net income, June 30, 2012	-	-	499,953	-	499,953
Foreign currency translation adjustment, June 30, 2012	-	-	-	(387,024)	(387,024)
Balance, June 30, 2012 (Audited)	200,000,000	1,590,837	(264,050)	(11,531)	1,315,256

Dividends paid	-	-	(648,482)	-	(648,482)
Net income, June 30, 2013	-	-	5,447,026	-	5,447,026
Foreign currency translation adjustment, June 30, 2013	-	-	-	(6,606)	(6,606)
Balance, June 30, 2013 (Audited)	200,000,000	1,590,837	4,534,494	(18,137)	6,107,194

Net income, March 31, 2014	-	-	1,736,082	-	1,736,082
Foreign currency translation adjustment, March 31, 2014	-	-	-	120,666	120,666
Balance, March 31, 2014 (Unaudited)	200,000,000	$1,590,837	$6,270,576	$102,529	$7,963,942

The accompanying notes are an integral part of these financial statements

F-5

M-POWER FOOD INDUSTRIES PTE. LTD.

STATEMENTS OF CASH FLOWS

	For the Nine Month Ended March 31,2014	For the Nine Month Ended March 31,2013	For the Year Ended June 30, 2013	For the Year Ended June 30, 2012
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Operating Activities:
Net Income	$1,736,082	$(850,047)	$5,447,026	$499,953
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	142,070	140,570	187,425	179,967
Provision of doubtful debts	-	-	(65,833)	-
Deferred income taxes	13,392	(34,719)	(92,662)	92,288
Loss on disposal	-	-	21,748	-
Changes in operating assets and liabilities:
Trade receivables	(1,753,597)	(3,369,667)	(8,989,402)	3,415,606
Prepaid assets	35,621	(42,859)	(63,048)	2,173
Inventory	(934,623)	7,701,366	6,072,765	(2,344,749)
Due from related parties	-	(123,231)	520,994	(616,821)
Deposits and other current assets	(6,523)	(41,051)	41,973	310,008
Trade payable and accrued expenses	622,005	(1,000,079)	(2,309,699)	(1,318,631)
Due to related parties	(247,288)	124,299	(462,146)	887,672
Deposits payables	(286,712)	178,095	(21,200)	(395,036)
Net cash provided by (used in) operating activities	(679,573)	2,682,677	287,941	712,430

Investing Activities:
Purchases of property, plant and equipment	(17,328)	-	-	(160,124)
Net cash used in investing activities	(17,328)	-	-	(160,124)

Financing Activities:
Cash advance from bank	-	-	-	243,450
Repayment for cash advance from bank	-	(50,474)	(243,450)	-
Proceeds from issuance of common stock	-	-	-	157,298
Proceeds from debt	13,329,884	748,503	2,179,433	28,613,670
Repayments on debt	(13,281,146)	(3,396,996)	(1,304,118)	(29,618,267)
Payments on capital lease	(85,811)	(83,613)	(116,691)	(53,639)
Net cash provided by (used in) financing activities	(37,073)	(2,782,580)	515,174	(657,488)

Effects of exchange rate changes on cash	120,666	143,694	(6,606)	(387,024)
Net change in cash	(613,308)	43,791	796,509	(492,206)

Cash at the beginning of period	886,808	90,299	90,299	582,505

Cash at the end of period	$273,500	$134,090	$886,808	$90,299

Supplemental disclosures of cash flow Information:
Cash paid for interest	$482,414	$7,605	$362,415	$8,082
Cash paid for taxes	$103,293	$322,026	$120,354	$89,705

Supplemental non-cash investing and financing activities:
Disposal of property to related party	$-	$-	$314,135	$-
Non-cash dividend	$-	$-	$648,482	$524,789

The accompanying notes are an integral part of these financial statements

F-6

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 1 - Description of business and summary of significant accounting policies

Description of business

M-Power Food Industries Pte. Ltd. (we, us, our, or the "Company") was incorporated under the laws of the Republic of Singapore under the Companies Act as a private limited company. The principal activities of the Company are to carry on the business of production and wholesale distribution of dairy milk powder products. During the year ended June 30, 2013, we also provided a one-time technical support services and know-how for the production of dairy products.

The Company is domiciled in the Republic of Singapore and our registered address is 76 Playfair Road #03-06, Singapore 367996. The Company is a wholly owned subsidiary of M-Power Investment Pte. Ltd., a company incorporated in Singapore, which is also the ultimate holding company.

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of our financial statements requires us to make estimates and assumptions that affect, among other areas, the reported amounts of trade receivable reserves and inventory reserves, impairment of long-lived assets, and recoverability of deferred tax assets. These estimates and assumptions also impact revenues, expenses and the disclosures in our financial statements and accompanying notes. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results may ultimately differ from these estimates and assumptions. All amounts are presented in U.S. dollars, unless otherwise noted.

Changes in fiscal year

On January 3, 2013, the Board of Directors of M-Power Food Industries PTE. LTD. (“the Company”) approved a change in the fiscal year end from a calendar year ending on March 31 to a calendar year ending June 30, effective beginning with fiscal year 2013. The change will impact the prior year comparability of each of the fiscal quarters and annual period in 2014 in future filings.

Summary of significant accounting policies

Cash and cash equivalents – We classify as cash and cash equivalents time deposits and other investments that are highly liquid and have maturities of three months or less at the date of purchase. The Company has no cash equivalents as of March 31, 2014, June 30, 2013, and June 30, 2012.

Trade Receivables – We record trade receivable at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts, to reflect any anticipated loss and is charged to the provision for doubtful accounts, included in other operating expenses in the statements of operations. We calculate this allowance based on our history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and our relationships with, and the economic status of, our customers. The Company recognized provision of doubtful debts of $65,833 for the fiscal year ended June 30, 2013.

Concentration of Credit Risk – We have a diversified, international customer base. We control credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. Credit risk with respect to receivables is concentrated in the food industry sector. The Company’s major customer, a company incorporated in Hong Kong, accounts for $10,281,168, $1,043,584, and $0 of the trade receivables carrying amount as of March 31, 2014, June 30, 2013, and June 30, 2012, respectively.

F-7

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

During the nine months ended March 31, 2014 and nine months ended March 31, 2013 approximately 67% and 60% of the Company’s revenues were from three major customers, which constituted $11,871,418 and $12,655,780 of the Company’s revenues. As of the year ended June 30, 2013 and June 30, 2012 approximately 67% and 80% of the Company’s revenues were from three major customer and four major customers, which constituted $23,030,155 and $29,190,296 of the Company’s Revenues. As of nine months ended March 31, 2014, the accounts receivable of these three customers were $2,070,000. As of the year ended June 30, 2013 the accounts receivable of these three customers were $11,389,373. As of the year ended June 30, 2012, the accounts receivable of these four customers were $ 1,938,133.

During the nine months ended March 31, 2014 and the nine months ended March 31, 2013 approximately 81% and 65% of the Company’s purchases included in cost of sales were from two and one major suppliers, which constituted $11,114,429 and $3,681,407 of the Company’s total purchases included in cost of sales. As of the years ended June 30, 2013 and June 30, 2012 approximately 80% and 59% of the Company’s purchases included in cost of sales were from two major suppliers and three major suppliers, which constituted $11,326,220 and $29,190,296 of the Company’s purchases included in cost of sales. As of nine months ended March 31, 2014, the accounts receivable of these three customers were $163,900. As of the year ended June 30, 2013 the accounts receivable of these three customers were $738,243. As of the year ended June 30, 2012, the amount owed to these three suppliers was $ 284,321.

Inventory – Inventory, consisting of raw materials, is stated at the lower of cost, using the first-in, first-out method (“FIFO”) to determine cost, or market. If the cost of the inventory exceeds market value, provisions are made currently for the difference between the cost and the market value. We monitor inventory cost compared to selling price in order to determine if a lower of cost or market reserve is necessary.

Property, plant and equipment – Property, plant and equipment are stated at cost. Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred. Depreciation is recorded using the straight-line method over the estimated useful lives of our assets, which are reviewed periodically. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. Capital lease are depreciated over the shorter of the lease term or the estimated useful life of the improvements.

Long lived assets impairment – We assess the recoverability of the carrying value of long-lived assets whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. We have the option of performing a qualitative assessment when assessing recoverability. We may also evaluate the recoverability of such assets based upon estimates of the undiscounted cash flows from such assets. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss would be recognized for the difference between the fair value and the carrying amount. We did not recur any impairment charges during the periods presented.

Income taxes – We recognize deferred income tax assets and liabilities for the expected future tax consequences of temporary differences between the income tax and financial reporting carrying amount of our assets and liabilities. We monitor our deferred tax assets and evaluate the need for a valuation allowance based on the estimate of the amount of such deferred tax assets that we believe do not meet the more-likely-than-not recognition criteria. We follow guidelines in each tax jurisdiction regarding the recoverability of any tax assets recorded on the balance sheets and provide necessary valuation allowances as required. We review our deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. We also evaluate whether we have any uncertain tax positions and would record a reserve if we believe it is more-likely-than-not our position would not prevail with the applicable tax authorities. Penalties and interest, if any, are included in other expense on the statements of operations. Deferred tax assets and liabilities may be netted by jurisdiction, typically domestic and foreign, within the current and long-term classifications on the balance sheets.

Revenue recognition – According to ASC 605, the Company recognizes revenue when persuasive evidence of an arrangement exists, the service is performed or delivery has occurred, the price is fixed or determinable, and collectability is probable.

F-8

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Most of the orders from customer are custom made since each different customer required different mix or formula. Therefore, the Company requires the customer to issue its signed purchase order with documentation identifying the specifics of the product to be manufactured. Revenue is recognized at recognized according to the following:

For product shipped directly from the Company’s warehouse or manufactured by the Company in Singapore and then shipped to domestic customer, revenue is recognized at time of shipment as it is determined that ownership has passed to the customer at shipment and revenue is recognized. Amount billed to customers for freight and shipping is classified as revenue.

For product shipped directly from the Company’s warehouse or manufactured by the Company in Singapore and then shipped to overseas customer, the shipping term is FOB Port of Origin. Revenue is recognized at time of delivery to the Company’s freight forwarder in Singapore, when the proper bills-of-lading have been signed by the customer’s agent and ownership passed to the customer.

For domestic customer, if the customer cancels the purchase order after the manufacturing process has begun, the Company invoices the customer for any manufacturing costs incurred and revenue is recognized. Orders canceled after delivery has occurred are fully invoiced to the customer and revenue is recognized, provided all other revenue recognition criteria are met.

For overseas customer, the Company will check customer’s credit risk through export credit insurance and insure products through export credit insurance. If the overseas customer cancelled the order during the manufacturing process or cancelled the order when production is completed, the Company will claim the export credit insurance. The Company will recognize the revenue when the insurance approve the claim submitted by the Company.

Foreign currency translation – The Company’s reporting currency is the U.S. dollar. The Company’s functional currency is the local currency in the Singapore, the Singapore Dollar (SGD). The financial statements of the Company are translated into United States dollars in accordance with ASC 830, FOREIGN CURRENCY MATTERS, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. For the nine months ended March 31, 2014 and for the years ended June 30, 2013 and June 30, 2012, the cumulative translation adjustment of $102,529, $(18,137) and $(11,531), respectively, was classified as an item accumulated of other comprehensive income in the stockholders’ equity (deficit) section of the balance sheets. For the nine months ended March 31, 2014 and for the years ended June 30, 2013 and June 30, 2012, the foreign currency translation adjustment to accumulated other comprehensive income (deficit) was $120,666, $(6,606) and $(387,024), respectively.

Comprehensive loss – Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Accounting Standards Codification (ASC) 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the years presented, the Company’s comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments and is presented in the consolidated statements of comprehensive loss. We had translation adjustment to other comprehensive income (deficit) of $120,666, $ (6,606) and $ (387,024) for the periods ended March 31, 2014, June 30, 2013, and June 30, 2012, respectively.

Earnings per share – We calculate basic earnings per share by dividing our net income by the weighted average number of common shares outstanding for the period, without considering common stock equivalents. Diluted EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is not anti-dilutive. The Company had no dilutive securities as of and for the nine months ended March 31, 2014 and as of and for the years ended June 30, 2013 and June 30, 2012. As of and for the nine months ended March 31, 2014 and as of and for the years ended June 30, 2013 and June 30, 2012 basic earnings per share was $.01, $.03, and $.00, respectively.

F-9

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Recently issued accounting pronouncements

Effective January 2012, the Company adopted ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the condensed consolidated financial statements and related disclosures.

Effective January 2012, the Company adopted ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 is intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all non-owner changes in shareholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). ASU 2011-12 defers the provisions of ASU 2011-05 that require the presentation of reclassification adjustments on the face of both the statement of income and statement of other comprehensive income. Amendments under ASU 2011-05 that were not deferred under ASU 2011-12 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this update did not have a material impact on the condensed consolidated financial statements and related disclosures.

In July 2012, the FASB issued guidance on testing for indefinite-lived intangible assets for impairment. The new guidance allows an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. The adoption of this update did not have a material impact on the condensed consolidated financial statements and related disclosures.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The adoption of this update did not have a material impact on the condensed consolidated financial statements and related disclosures.

Other recent pronouncements issued by FASB (including its Emerging Task Force), and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Note 2 – Accounts receivables

Accounts receivable consisted of the following as of and for the nine months ended March 31, 2014 and as of and for the years ended June 30, 2013, and June 30, 2012:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)	(Audited)	(Audited)
Accounts receivable	$12,347,029	$10,659,265	$1,538,196
Less: allowance for doubtful accounts	-	(65,833)
Total accounts receivable	$12,347,029	$10,593,432	$1,538,196

Note 3 – Inventories

Inventories consisted of the following as of and for the nine months ended March 31, 2014 and as of and for the years ended June 30, 2013, and June 30, 2012:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)	(Audited)	(Audited)
Finished goods	$1,420,704	$659,455	$2,142,583
Raw materials	1,811,254	1,637,880	6,227,517
Total inventories	$3,231,958	$2,297,335	$8,370,100

Note 4 – Financial instruments

The carrying amounts of our financial instruments, including cash, trade receivables, trade payable, and accrued expenses approximate fair value due to the short-term nature of these instruments or their stated rates approximating market rates. Our debt carries variable interest rates, which are reset monthly, or is relatively short term. Consequently, the carrying amounts of these financial instruments approximate fair value. We do not have any assets or liabilities that are measured at fair value on a recurring basis.

F-10

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 5 — Property, Plant and Equipment

Property, plant and equipment consist of the following:

	March 31, 2014	June 30, 2013	June 30, 2012	Useful Life (Years)
	(Unaudited)	(Audited)	(Audited)
Motor vehicles	$22,732	$22,786	$78,492	5 – 7
Plant and equipment	500,257	476,798	560,251	10 – 15
Furniture and equipment	248,911	244,357	243,152	3 – 10
Leasehold improvements	1,703,281	1,674,834	1,979,160	19
Less: accumulated depreciation	(636,312)	(516,819)	(497,459)
	$1,839,869	$1,901,956	$2,363,596

Depreciation expense for the nine months ended March 31, 2014 and 2014 was $142,070 and $142,570, respectively. For the and for the years ended June 30, 2013 and June 30, 2012, depreciation expense was $187,426 and $179,967, respectively.

Note 6 – Debt

Debt consists of the following:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)	(Audited)	(Audited)
Term loan 1	$-	$27,011	$65,658
Term loan 2	88,790	177,837	-
Term loan 3	-	162,451	267,583
Term loan 4	1,356,407	1,392,072	1,893,928
Term loan 5	303,022	337,360	-
Term loan 6	303,056	337,360	-
Term loan 7	242,192	269,609	-
Term loan 8	835,842	884,092	-
Term loan 9	288,953	319,610	-
Term loan 10	-	-	307,501
Term loan 11	-	-	734,382
Term loan 12	-	-	296,884
Term loan 13	-	-	85,114
Term loan 14	-	-	321,572
Term loan 15	-	-	321,600
Term loan 16	-	-	272,821
Trust receipts	4,392,905	3,760,060	2,225,104
Total debt	7,811,167	7,667,462	6,792,147
Less: current portion	(4,392,905)	(5,726,946)	(3,954,864)
Long-term portion of debt	$3,418,262	$1,940,516	$2,837,283

Term Loans

Term loan 1: The Company entered into a business loan of $190,000, dated as of February 5, 2010. The loan is repayable in 48 monthly installments of $4,376. The interest rate per annum is chargeable at 5.00%. The loan was paid off at February 2014.

Term loan 2: The Company entered into a $238,815 term loan facility, dated January 7, 2013. The term loan is repayable in 24 monthly installments of $13,416. The interest rate per annum is chargeable at 7.50%.

F-11

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Term loan 3: The Company entered into a $632,311 term loan facility, dated July 16, 2010 and renewed at April 9, 2012. The interest rate is chargeable at 5.00% per annum calculated on a monthly rest basis or at such other rates as may be fixed from time to time. The loan was paid off at March 2014.

Term loan 4: The Company entered into a $2,055,011 term loan facility, dated March 2, 2010. The term loan is repayable in 15 monthly installments or in such other installments as may be specified or fixed by the bank. The interest rate is chargeable at 2.00% per annum above the bank’s Prime Lending Rate.

Term loans 5, 6, and 7: The Company entered into a three term loan facility, $369,902 each, dated August 29, 2012. All three term loans are each repayable in 36 monthly installments of $5,255 for the first 24 months and $4,199 for the final 12 months. The interest rate is fixed at 1.88% per annum for the first 12 months, 1.98% per annum for the second 12 months, and is the Singapura Lending Rate (SLR) of 3.25% for the final 12 months. These three term loans refinanced term loan 10, 12, 13, 14, and 15.

Term loan 8: The Company entered into a $918,827 term loan facility, dated August 29, 2012.The loan is repayable in 36 monthly installments of $7,770. The interest rate is fixed at 1.68% per annum for the first 12 months, 1.98% per annum for the second 12 months, and is the SLR of 3.25% for the final 12 months. This term loan refinanced term loan 11.

Term loan 9: The Company entered into a $331,963 term loan facility, dated August 29, 2012. The loan is repayable in 24 monthly installments of $4,734. The interest rate is fixed at 1.98% per annum. This term loan refinanced term loan 16.

Term loan 10, 11, and 13: The annual interest rate was 3% and 1.5%. 2.75% above cost of finance for term loan 13. These term loans were refinanced and paid off by term loan 5 to term loan 9 through to the year ended June 30, 2013.

Term loan 12: The annual interest rate was 1.98% for first year, 2.38% for second year, and 1.12% below Non-Residential Mortgage Board Rate of Singapore (“NMBR”) for the third year. This loan was paid off through to the year ended June 30, 2013

Term loan 14, 15, and 16: The annual interest rate was 1.375% above Singapore Inter Bank Offered Rate (“SIBOR”). These term loans were paid off through to the year ended June 30, 2013.

Trust Receipts

The interest rate of trust receipts per annum is chargeable at 0.50% above the interest at SBFR (local transactions) and 2.75%) above the interest of SBFR (foreign transactions).

The term loan and trust receipts are collateralized by way of:

a)	Properties of the Company;
b)	Properties of Directors;
c)	Fixed deposits of the Directors; and
d)	Joint and several guarantees by the Directors

Future contractual maturities of debt are as follows, as of June 30, 2013:

Twelve months ending June 30,
2014	$5,680,218
2015	277,335
2016	219,734
2017	226,756
2018	234,821
Thereafter	1,028,598
$7,667,462

F-12

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Interest expense of $139,912, $299,256 and $486,093 is included in finance costs in the statements of operations for the periods ended March 31, 2014, June 30, 2013, and June 2012, respectively.

Note 7 – Capital Leases

The Company has acquired assets under the provisions of long-term leases expiring through June 2016. For financial reporting purposes, minimum lease payments relating to these assets have been capitalized.

The assets under capital lease have cost and accumulated amortization as follows:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)	(Audited)	(Audited)
Motor vehicles	$79,354	$78,881	$78,492
Plant and equipment	185,421	184,315	183,406
Furniture and equipment	306,920	305,089	303,584
Less: accumulated depreciation	(252,577)	(198,018)	(126,653)
	$319,118	$370,267	$438,829

Maturities of capital lease obligations as of June 30, 2013 are as follows:

2014	$120,516
2015	72,716
2016	10,732
Total minimum lease payments	203,964
Amount representing interest	(19,596)
Present value of minimum lease payments	184,368
Less: current portion	(107,651)
$76,717

Note 8 – Stockholders’ equity

Common stock – We have authorized and issued 200,000,000 shares of Common Stock at par value of Singapore dollar $0.01, or US Dollar $0.008. The holders of the issued and outstanding shares Common Stock are entitled to one vote per share on any matter to be voted on by the stockholders of the Company and are entitled to receive any dividends declared.

As of and for the year ended June 30, 2012, the Company consummated a non-cash issuance of 30,000,000 shares of common stock from its retained earnings. The amount been converted to common stock was $235,947. The Company also issued 20,000,000 shares of common stock to its related party for $157,298 cash.

As of June 30, 2013, and June 30, 2012, the Company declared non-cash dividends to shareholders of $648,482 and $524,789, respectively. The shareholders have elected to apply those dividends to reduce related party receivables.

Note 9 - Operating leases

We lease certain office space under non-cancelable operating lease agreements. The leases typically run for a period of three years, with an option to renew the lease after that date.

Future minimum rental payments required under all leases that have remaining non-cancelable lease terms in excess of one year as of June 30, 2014 are as follows:

June 30, 2014	$243,713

F-13

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Rent expense was $192,995, $424,155, and $337,354 for the periods ended March 31, 2014, June 30, 2013, and June 30, 2012, respectively.

Note 10 – Income taxes

The domestic statutory income tax rate was approximately 17.0% in the period for the and as of nine months ended March 31, 2014 and as of and for the years ended June 30, 2013 and June 30, 2012. The reconciliation of the income tax expense from continuing operations expected based on domestic statutory income tax rates to the expense for income taxes included in the consolidated statements of operations is as follows:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)	(Audited)	(Audited)
Current tax provision	$505,675	$630,677	$409,863
Deferred tax provision	115,930	102,538	195,200
Over provision of tax from prior period	-	-	-
Allocated to Net Income	$370,803	$509,600	$430,384

The components of net deferred tax liabilities are as follows:

Long-term deferred tax liability:
Differences in depreciation for tax purposes	$115,930	$102,538	$195,200

A reconciliation of our income tax provision and the amounts computed by applying Singapore statutory rates to income before income taxes is as follows:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)	(Audited)	(Audited)
Earnings before income taxes	$2,106,885	$5,956,626	$930,337

Effects of:
Expenses not deductible for tax purposes	66,637	(839,946)	234,412
Expenses not taxable for tax purposes	31,605	-	-
Tax exemption and allowances	(23,932)	(1,977,207)	(1,002,449)
Tax of 17% (estimated Singapore Statutory Rate)	$370,803	$533,710	$27,591
Income tax expense for March 31, 2012			402,793
Tax rebate on net tax payable	-	24,110	-
Income tax expense	$370,803	$509,600	$430,384

Under current accounting standards, we must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. We measure the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding our income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to our subjective assumptions and judgments which can materially affect amounts recognized in our balance sheets and statements of income. Our assessment of tax positions as of March 31, 2014, June 30, 2013, and June 30, 2012, determined that there were no material uncertain tax positions.

F-14

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 11 – Commitments and contingencies

Credit Risk – Credit risk refers to the risk that counterparty will default on its contractual obligations resulting in financial loss to the Company. The major classes of financial assets of the Company are cash and trade receivables. For trade receivables, the Company adopts the policy of dealing only with customers of appropriate credit history. The Company does not require collateral with respect to trade receivables. For other financial assets, the Company adopts the policy of dealing only with high credit quality counterparties.

For the management of credit risk, Company has purchased credit risk insurance in order to ensure the recoverability of its debts. As at the balance sheet date, approximately 90% of the trade receivables were insured. The coverage of 90% are effective as of and for the nine months period ended March 31, 2014 and as of and for the years ended June 30, 2013 and June 30, 2012.

At the balance sheet date, the Company’s maximum exposure to credit risk is represented by the carrying amount of each class of financial assets recognized in the balance sheet.

Liquidity Risk – Liquidity risk is the risk that the Company will encounter difficulty in meeting financial obligations due to shortage of funds. The Company’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. The Company monitors its liquidity risk and maintains a level of cash and cash equivalents deemed adequate by management to finance the Company’s operations and to mitigate the effects of fluctuations in cash flows.

Interest Rate Risk – The Company is exposed to foreign currency risk on sales and purchases that are denominated in a currency other than its functional currency. The currency giving rise to this risk is primarily the U.S. Dollar. The Company does not have a hedging policy on its foreign currency exposure.

From time to time, we are involved in legal proceedings arising in the ordinary course of our business. We are currently not a party to any pending legal proceedings and no such actions by, or to the best of our knowledge, against us have been threatened.

Note 12 — Related-party transactions

a) Related parties:

Related Parties	Relationship with the Company
M-Power Development Ptd Ltd (MPD)	Asset holding management company
M-Power Investment Pte Ltd (MPI)	Holding company
Perry Holzgraf Esculier	Stockholder and Director

b) The Company had the following related party balances at March 31, 2014, June 30, 2013, and June 30, 2012:

	3/31/2014	6/30/2013	6/30/2012
	(Unaudited)	(Audited)	(Audited)
Due from MPD	$-	$-	$359,302
Due from MPI	-	-	557,707
Total Due from related party	$-	$-	$917,009

Due to MPI	(211,656)	(491,254)	(532,696)
Due to Perry	-	-	(420,704)
Total due to related party	$(211,656)	$(491,254)	$(953,400)

F-15

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 13 — Subsequent Events

On December 23, 2013, the Company agreed to purchase certain brands from another company in exchange for $18,214,793. However, the purchase is not reflected in the March 31, 2014 financial statements as the ownership of the brands has not been transferred and consideration for the brands has not yet been made.

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Plum Run Acquisition Corporation:

We have audited the accompanying balance sheet of Plum Run Acquisition Corporation (the "Company") (a development stage company) as of December 31, 2013, and the related statements of income, comprehensive income, stockholders' equity, and cash flows for the period from July 9, 2013 (Inception) through December 31, 2013. Plum Run Acquisition Corporation's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plum Run Acquisition Corporation as of December 31, 2013, and the results of its operations and its cash flows for the period from July 9, 2013 (Inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia LLP

Newport Beach, CA

March 26, 2014

F-17

NATURAL RESOURCES CORPORATION

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(unaudited)

ASSETS

Current assets

Cash	$110	$2,000

Total assets	$110	$2,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Accrued liabilities	$1,150	$400

Total liabilities	1,150	400

Stockholders' equity (deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding	-	-

Common stock, $0.0001 par value, 100,000,000 shares authorized; 1,100,000 shares and 20,000,000 shares outstanding as of March 31, 2014 and December 31, 2013, respectively	110	2,000

Additional paid-in capital	257	257

Deficit accumulated during the development stage	(1,407)	(657)

Total stockholders' equity (deficit)	(1,040)	1,600

Total liabilities and stockholders' equity (deficit)	$110	$2,000

The accompanying notes are an integral part of these unaudited condensed financial statements

F-18

NATURAL RESOURCES CORPORATION

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENT OF OPERATIONS

(unaudited)

For the periods
	For the three	from July 2,
	months ended	2013 to
	March 31, 2014	March 31, 2014

Revenue	$-	$-

Operating expenses	750	1,407

Income tax	-	-

Net loss	$(750)	(1,407)

Loss per share - basic and diluted	$(0)	(0)

Weighted average shares-basic and diluted	16,220,000	20,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements

F-19

NATURAL RESOURCES CORPORATION

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENT OF CASH FLOWS

(unaudited)

For the
		period from
	For the three	July 2, 2013
	months ended	(Inception) to
	March 31, 2014	March 31, 2014

OPERATING ACTIVITIES

Net loss	$(750)	$(1,407)
Changes in Operating Assets and Liabilities

Accrued liablities	750	1,150

Net cash used in operating activities	0	(257)

CASH FLOWS (USED) BY INVESTING ACTIVITIES

Acquisition of Intangible Assets	0	-
Capital Expenditures	-	-

FINANCING ACTIVITIES

Proceeds from issuance of common stock	100	2,000

Proceeds from stockholders' additional paid-in capital	(1,990)	257

Net cash provided by (used in) financing activities	(1,890)	2,257

Net change in cash	0	2,000

Cash, beginning of period	2,000	-

Cash, end of period	$110	2,000

The accompanying notes are an integral part of these unaudited condensed financial statements

F-20

NATURAL RESOURCES CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Natural Resources Corporation ("Natural Resources" or "the Company") was incorporated on July 9, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Natural Resources. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

DEVELOPMENT STAGE ENTERPRISE

The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying unaudited financial statements include all adjustments, composed of normal recurring adjustments, considered necessary by management to fairly state our results of operations, financial position and cash flows. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of March 31, 2014.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of March 31, 2014.

F-21

NATURAL RESOURCES CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(unaudited)

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of March 31, 2014, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of March 31, 2014, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

The Company monitors the market conditions and evaluates the fair value hierarchy levels at least quarterly. For any transfers in and out of the levels of the fair value hierarchy, the Company elects to disclose the fair value measurement at the beginning of the reporting period during which the transfer occurred.

F-22

NATURAL RESOURCES CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(unaudited)

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended March 31, 2014. The Company had an accumulated deficit of $1,407 as of March 31, 2014. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Not Adopted

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard are effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4   STOCKHOLDER'S EQUITY

On July 9, 2013, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

On March 13, 2014, the Company effected a change in control by the following transactions:

The Company redeemed an aggregate of 19,900,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,990.

James Cassidy and James McKillop each resigned as the Company's president, secretary and director and vice president and director, respectively.

Elsa Holzgraf Esculierwas named as the sole director and officer of the Company.

On March 13, 2014 the Company issued 1,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 91% of the total outstanding 1,100,000 shares of common stock as follows:

1,000,000	Perry Holzgraf Esculier

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of March 31, 2014, 1,100,000 shares of common stock and no preferred stock were issued and outstanding.

F-23

PLUM RUN ACQUISITION CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

December 31, 2013

ASSETS

Current assets
Cash	$2,000

Total assets	$2,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accrued liabilities	$400

Total liabilities	$400

Stockholders' equity
Common Stock; $0.0001 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding	2,000

Additional paid-in capital	257

Deficit accumulated during the development stage	(657)

Total stockholders' equity	1,600

Total Liabilities and stockholders' equity	$2,000

The accompanying notes are an integral part of these financial statements

F-24

PLUM RUN ACQUISITION CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period from July 9,
2013 (Inception) to
December 31, 2013

Revenue	$-

Cost of revenue	-

Gross profit	-

Operating expenses	657

Operating loss	(657)

Loss before income taxes	(657)

Income tax expense	-

Net loss	$(657)

Loss per share - basic and diluted	$(0)

Weighted average shares-basic and diluted	20,000,000

The accompanying notes are an integral part of these financial statements

F-25

PLUM RUN ACQUISITION CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, July 9, 2012 (Inception)	-	$-	$-	$-	$-

Issuance of common stock	20,000,000	2,000	-	-	2,000

Additional paid-in capital	-	-	257	-	257

Net loss	-	-	-	(657)	(657)

Balance, December 31, 2013	20,000,000	$2,000	$257	$(657)	$1,600

The accompanying notes are an integral part of these financial statements

F-26

PLUM RUN ACQUISITION CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period from
July 9, 2013
(Inception) to
December 31, 2013

OPERATING ACTIVITIES

Net loss	$(657)

Changes in Operating Assets and Liabilities
Accrued liabilities	400

Net cash used in operating activities	(257)

INVESTING ACTIVITIES
Acquisition of Intangible Assets	-
Capital Expenditures	-

Net cash used in investing activities	-

FINANCING ACTIVITIES
Proceeds from issuance of common stock	2,000
Proceeds from stockholders' contribution	257

Net cash provided by financing activities	2,257

Net increase in cash	2,000
Cash, beginning of period	-

Cash, end of period	$2,000

The accompanying notes are an integral part of these financial statements

F-27

PLUM RUN ACQUISITION CORPORATION

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Plum Run Acquisition Corporation ("Plum Run" or "the Company") was incorporated on July 9, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Plum Run. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

DEVELOPMENT STAGE ENTERPRISE

The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2013.

F-28

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2013

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2013, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2013, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

F-29

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended December 31, 2013. The Company had working capital of $1,600 and an accumulated deficit of $657 as of December 31, 2013. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Not Adopted

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard are effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4 STOCKHOLDERS' EQUITY

On July 9, 2013, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2013, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

Subsequent Event

In anticipation of a possible change in control, and subsequent to the date of this filing, on March 3, 2014, the Company changed its name to Natural Resources Corporation and filed such change with the State of Delaware. The Company a Form 8-K noticing the name change with the Securities and Exchange Commission. No agreements or contracts have been executed to finalize any such change in control and when, and if, such documents are effected, the Company will file a Form 8-K with the Securities and Exchange Commisison.

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PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fees	$
Legal fees	$
Printing	$

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On July 9, 2013, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, on March 30, 2014, the Company redeemed an aggregate of 9,950,000 of these shares for the redemption price of $995.00

On July 9, 2013, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, on March 30, 2014, the Company redeemed an aggregate of 9,950,000 of these shares for the redemption price of $995.00

(2) On March 13, 2014, 1,000,000 shares of common stock were issued by the Company to Perry Holzgraf Esculier pursuant to a change of control in the Company.

(3) During 2014, the Company issued a total of 600,000 shares of common stock, as follows:

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Shareholder Name	Number of Shares	Consideration

Beh Lee Keong	10,000	$100.00
Cai Ronghe	10,000	$100.00
Chai Soo Foon	10,000	$100.00
Chen Kaixin	10,000	$100.00
Cheng Yoke Sing	10,000	$100.00
Chia Mui Cheng, Janie	10,000	$100.00
Chien Sook Han, Jenny	10,000	$100.00
Chua Chye Guan, Andrew	10,000	$100.00
Chua Kian Meng	10,000	$100.00
Chua Pei Ling, Shireen	10,000	$100.00
Chua Yi Ling, Genieve	10,000	$100.00
Chua Yinglin	10,000	$100.00
Dang Paul Sam	10,000	$100.00
Eaw Kok Hin	10,000	$100.00
Esculier Elsa Holzgraf	10,000	$100.00
Esculier Eric Holzgraf	10,000	$100.00
Esculier Peter Holzgraf	10,000	$100.00
Fancy Ho	10,000	$100.00
Fong Kwok Shiung	10,000	$100.00
Goh Swee Khiang	10,000	$100.00
Hoon Hui Min, Irene	10,000	$100.00
Hoon Hui Shan, Pauline	10,000	$100.00
Julianti Ng	10,000	$100.00
Khoo Kim Piow, Andrew	10,000	$100.00
Lai Yap	10,000	$100.00
Lau Chia Ming, Justin	10,000	$100.00
Lee Ah Chai	10,000	$100.00
Lee Annie	10,000	$100.00
Lee Kon How	10,000	$100.00
Lim Cheah Cheng	10,000	$100.00
Lim Da Chin	10,000	$100.00
Loganathan Dhanasekaran	10,000	$100.00
Lum Yoke Wah	10,000	$100.00
Mak Lee Ling	10,000	$100.00
Ng Beng Soon	10,000	$100.00
Ng Lai Hwa	10,000	$100.00
Ng Lai Soon	10,000	$100.00
Ng Lai Yong	10,000	$100.00
Ng Siew Lin, Celine	10,000	$100.00
Ng Sin Hock, Donovan	10,000	$100.00
Ng Soo Cheng	10,000	$100.00
Ng Soo Keow, Jennie	10,000	$100.00
Ng Soo Kiang	10,000	$100.00
Ng Yun Suan, Melissa	10,000	$100.00
Norlizuana Binte Abdul Rahim	10,000	$100.00
Pok Chgan Heng	10,000	$100.00
Seet Lye Ping	10,000	$100.00
Seet Lye Ying	10,000	$100.00
Seet Yiew Chong	10,000	$100.00
Seet Yiew Kwong	10,000	$100.00
Sim Chng Yong	10,000	$100.00
Siti Aminah Binte Azman	10,000	$100.00
Takenaka Atsuko	10,000	$100.00
Tan Hwee Kheng	10,000	$100.00
Tan Kim Chaun Matthew	10,000	$100.00
Tan Sin Cheng	10,000	$100.00
Toh Geok Lan	10,000	$100.00
Wee Tiong Chuan	10,000	$100.00
Yeo Toon Howe	10,000	$100.00
Zhao Liping	10,000	$100.00

(4) On August 12, 2014, the Company issued 50,000,000 shares of common stock in connection with the Acquisition, as follows:

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Shareholder Name	Number of Shares

M-Power Investments Pte Limited	50,000,000

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1++	Agreement and Plan of Reorganization
3.1+	Certificate of Incorporation
3.2+	By-laws
5.1**	Opinion of Counsel on legality of securities being registered
23.1	Consent of Accountants
23.4**	Consent of Attorney (as part of Exhibit 5.1)

** To be filed

+	Previously filed on Form 10-12G on September 30, 2013 (File No.: 000-55062) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
++	Previously filed on Form 8-K on August 13, 2014 (File No.: 000-55062) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 12, 2014.

NATURAL RESOURCES CORPORATION

By:	/s/ Elsa Holzgraf Esculier
Title: President (Principal Executive Officer)

By:	/s/ Elsa Holzgraf Esculier
Title: Treasurer (Principal Financial Officer)

By:	/s/ Elsa Holzgraf Esculier
Title: Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Elsa Holzgraf Esculier	Director	August 12, 2014

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